UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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HEELYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3200 Belmeade Drive, Ste 100
Carrollton, TX 75006
www.heelys.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2012

To the Stockholders of Heelys, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Heelys, Inc. will be held on Thursday, June 7, 2012 at 10:00 a.m. Central Daylight Saving Time at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas 75001, for the following purposes:

1.	To elect eight directors to hold office until the 2013 annual meeting of stockholders.

2.	To ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	To take action on any other business that may properly come before the meeting and any adjournment or postponement thereof.

Only stockholders who owned our common stock at the close of business on April 12, 2012 can vote at this meeting or any adjournment or postponement that may take place.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. If you later desire to revoke your proxy for any reason, you may do so in the manner provided in the attached proxy statement. Your stock will be voted in accordance with the instructions you have given. You will find more instructions on how to vote in the attached proxy statement.

By order of the Board of Directors,

/s/ Barbara A. Nagy
Barbara A. Nagy
Corporate Secretary

Carrollton, Texas
April 13, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be Held on June 7, 2012:

This Notice of Annual Meeting, Proxy Statement and the accompanying Annual Report to Stockholders are available on our website at http://investors.heelys.com

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies from the holders of shares of voting common stock of Heelys, Inc. to be voted at our 2012 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 7, 2012, at 10:00 a.m. Central Daylight Saving Time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas 75001.

The enclosed proxy is solicited by the Board of Directors of the Company (the "Board"). These proxy materials have been prepared by our management for our Board. This Proxy Statement, the proxy card and our Annual Report are first being mailed to stockholders entitled to vote at the meeting on or about May 4, 2012.

The mailing address of our principal executive office is 3200 Belmeade Drive, Ste 100, Carrollton, Texas 75006.

The terms "we," "our," "us," "Heelys" or the "Company" refer to Heelys, Inc. and its subsidiaries.

GENERAL INFORMATION

What is the purpose of the meeting?

At our Annual Meeting, stockholders will act on the matters disclosed in the Notice of Annual Meeting of Stockholders that preceded this Proxy Statement. There are two proposals scheduled to be voted on at the meeting:

●	elect eight directors; and

●	ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm.

We will also consider any other business that may be properly presented at the meeting and respond to questions from stockholders.

Our Board is asking you to vote on the proposed items of business. This Proxy Statement and form of proxy, along with our Annual Report, are first being sent to stockholders on or about May 4, 2012.

How does the Board recommend that I vote?

The Board recommends a vote:

●	FOR all of the nominees for director; and

●	FOR the ratification of the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2012.

Who is entitled to vote at the meeting?

The Board has set April 12, 2012 as the record date for the meeting. If you were a stockholder of record at the close of business on April 12, 2012, you are entitled to vote at the meeting. You have one vote for each share of common stock you held on the record date.

As of the record date, 27,571,052 shares of Heelys common stock were outstanding. Heelys does not have any other class of capital stock outstanding.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence, either in person or represented by proxy, of stockholders who can direct the vote (with respect to the election of directors) of at least a majority of the outstanding shares of common stock as of the record date is considered a quorum. A stockholder is counted present at the meeting if:

●	the stockholder is present and votes in person at the meeting; or

●	the stockholder has properly submitted a proxy.

Shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote and does not have discretionary authority to vote (i.e., broker non-votes) and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will be counted for purposes of establishing a quorum.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

 What is the difference between a stockholder of record and a "street name" holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are still considered the beneficial owner of the shares, but your shares are held in "street name."

How do I vote my shares?

If you are a stockholder of record, you can vote your shares without having to attend the meeting by providing a proxy. This can be done by mailing your signed proxy card to us before the meeting. You may also vote in person at the meeting.

If you hold your shares in street name, you must vote your shares following the procedures indicated to you by your broker or nominee on the enclosed voting instruction card.

What if multiple stockholders have the same address?

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as "householding," and is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, he or she may send a request to our Corporate Secretary or by calling toll free at 866-433-5464.

What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card you receive. If you wish to consolidate your accounts, please contact our stock transfer agent, American Stock Transfer & Trust Company, LLC, 6201 - 15th Avenue, Brooklyn, New York 11219 or by telephone at either 718-921-8200 or toll-free at 800-937-5449.

In addition to a proxy card, you may also receive a "voting instructions" card which looks very similar to a proxy card. Voting instructions are prepared by brokers, banks or other nominees for stockholders who hold shares in street name.

Can I vote my shares in person at the meeting?

Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide not to attend the meeting.

If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote such shares at the meeting.

What vote is required to elect directors?

Directors are elected by a plurality of votes cast. This means that the eight nominees receiving the highest number of "FOR" votes from our shares entitled to vote, present in person or represented by proxy, will be elected, provided that a quorum is present at the meeting.

What vote is required on proposals other than the election of directors?

With respect to each item of business to be voted on at the meeting, other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting that are entitled to vote with respect to that item is required for the approval of the item.

What are broker non-votes?

If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote.

Broker non-votes and other non-voted shares will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and thus will have no effect on the outcome of such matter.

How are votes counted?

Stockholders may either vote "FOR" or "WITHHOLD" authority to vote for the nominees for the Board. Stockholders may also vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum.

If you ABSTAIN from voting on the proposals, your abstention has the same effect as a vote against those proposals. If you WITHHOLD authority to vote for one or more of the directors, this has the same effect as a vote against the director or directors for which you WITHHOLD your authority.

If you hold your shares in street name and do not provide voting instructions to your broker, they will be counted as present at the meeting for the purpose of determining a quorum but will not be voted on any proposal on which your broker does not have discretionary authority to vote.

What if I do not specify on my proxy card how I want my shares voted?

If you do not specify on your returned proxy card how you want to vote your shares, the proxies will vote them as recommended by our Board:

●	FOR the election of all of the nominees for director; and

●	FOR the ratification of the appointment of Grant Thornton LLP to serve as Heelys' independent registered public accounting firm for the fiscal year ended December 31, 2012.

Can I change my vote?

Yes. You may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

●	by delivering a written notice of revocation to Heelys' Corporate Secretary;

●	by submitting another properly signed proxy card at a later date to our Corporate Secretary; or

●	by attending and voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Who pays the cost of proxy preparation and solicitation?

The Company pays for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners.

We are soliciting proxies by mail. In addition, proxies may be solicited personally by some of our directors, officers and regular employees. These individuals receive no additional compensation beyond their regular salaries for these services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ITEM 1:	ELECTION OF DIRECTORS

Our stockholders are being asked to elect eight directors for the ensuing year or until the election and qualification of their respective successors. Directors are elected at each annual meeting of stockholders and hold office until their successors are duly elected and qualified at the next annual meeting of stockholders. Our Amended and Restated By-Laws ("By-Laws") provide that our Board will consist of not less than one, and not more than eight, members, with the exact number of directors determined by our Board. Our Board has set the number of directors at eight.

Under our By-Laws, each of our directors holds office for one-year terms or until his successor has been elected and qualified or until his earlier death, resignation, disqualification or removal. Directors need not be stockholders.

The Board believes the combined business and professional experience of the Company's directors make them a useful resource to management and qualify them for service as a director. Many of the Company's directors have served on the Board for a significant period of time. During their tenures, these directors have gained considerable knowledge about the Company and its operations. Continuity of service and the development of knowledge help make the Board more efficient and effective at developing long-range plans. The Board seeks directors who it believes can make significant contributions to the Board and the Company, based upon, among others, business and financial experience, business contacts, relationship skills, knowledge of the Company and its competitors, and diversity in experiences, perspectives and skills that are most appropriate to meet the Company's needs.

Nominees for Election

Capital Southwest Venture Corporation ("CSVC") has the right to designate two nominees for director to be included in management's slate of director nominees, so long as it owns at least 15% of the outstanding shares of our common stock, and one such nominee so long as it owns at least 10%, but less than 15%. CSVC has designated Messrs. Martin and Neblett, both of whom are currently directors, as its designees for nomination to our Board.

Each of the eight individuals listed has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

The following persons have been nominated by our Board to be elected to serve on the Board at the 2012 Annual Meeting of Stockholders. All of the nominees are current directors. The following information is as of April 12, 2012.

Jerry R. Edwards
Age 65

Mr. Edwards has served as one of our directors since March 12, 2008. Mr. Edwards has been President, CEO and Chairman of the board of directors of Great Circle Ventures Holdings, LLC ("GCVH") since 2008, which is a private investment company formed by Mr. Edwards to acquire and operate Tail Activewear, Inc., which is a women's golf and tennis apparel company that distributes through pro shops and specialty retailers. Since 2005, Mr. Edwards has been Managing Director of Great Circle Ventures, LLC, a private investment firm founded in 2006 and a leading investor in GCVH. From 1998 until 2006, Mr. Edwards served as the Chief Executive Officer, President and acting Chairman of the board of directors of DASHAMERICA, Inc., doing business as Pearl Izumi USA, a brand of hi-tech, performance apparel and footwear for cycling, running, fitness and other active outdoor sports. In July 2005, Pearl Izumi USA was sold to Nautilus, Inc. (NYSE: NLS) at which time Mr. Edwards was appointed Vice President of Nautilus and President of the Nautilus Apparel and Footwear Division. From 1996 until 1998, Mr. Edwards served as Chief Operating Officer and President of Rodeer Systems, Inc., a transcription services business. Prior to that Mr. Edwards served as an executive of Lee Apparel Company, a division of VF Corporation, and Sales Technologies, Inc., a provider of field sales automation software and services, and in various capacities at Blue Bell, Inc., an apparel company. Mr. Edwards is a director and member of the compensation committee of ChartLogic, Inc. Mr. Edwards received a Bachelor of Science from East Carolina University, completed the USAF Meteorology Officer Program at Texas A&M University and received a Master of Science in systems management from the University of Southern California.

 Mr. Edwards has over 25 years of experience managing high performing apparel and information technology operations. His extensive experience in the apparel industry, as well as his executive experience, is a valuable resource to our Board.

Patrick F. Hamner
Age 56

Mr. Hamner has served as one of our directors since May 2000 and was our Chairman of the Board until August 21, 2007. Mr. Hamner became a full-time employee of the Company in May 2006 and was one of our Senior Vice Presidents until May 1, 2008. Mr. Hamner provided the Company consulting services from April 2008 through June 2010. From January 2009 to December 2011, Mr. Hamner served as a Managing Director of Valesco Industries, which manages Valesco Commerce Street Capital, L.P., a $69MM Small Business Investment Company (SBIC) based in Dallas, Texas. Prior to May 2006, Mr. Hamner was a Senior Vice President of Capital Southwest Corporation, a Business Development Company (Nasdaq: CSWC), and its SBIC subsidiary Capital Southwest Venture Corporation, a firm with which he served for 24 years. From July 1998 to July 2007, Mr. Hamner served on the board of directors of Blue Magic, Inc., Jet-Lube, Inc., The RectorSeal Corporation and The Whitmore Manufacturing Company, all of which are chemical or lubricant manufacturing companies and are wholly owned by Capital Southwest Corporation. From 2001 to 2002, Mr. Hamner served as Chairman of the National Association of Small Business Investment Companies. Mr. Hamner currently serves on the board of directors of Marketplace Ministries Foundation. Mr. Hamner received a Bachelor of Science in mechanical engineering, cum laude, from Southern Methodist University and a Master of Business Administration and the Dean’s Award from The University of Texas at Austin.

Mr. Hamner served as our founding Chairman of the Board and was instrumental in financing the startup of our business, recruiting management and setting strategic direction. As Chairman, Mr. Hamner was also involved with acquisition activities, financing our growth and developing our corporate governance. Mr. Hamner has over 30 years of private equity, business start-up and development experience. Mr. Hamner's service as one of our directors since 2000 and his service as our Senior Vice President provide our Board with an in-depth source of knowledge regarding our historical strategies, operations, management team and governance issues.

Thomas C. Hansen
Age 55

Mr. Hansen has served as one of our directors since September 24, 2009. Mr. Hansen has served as our Chief Executive Officer since August 1, 2009. Mr. Hansen joined Heelys after more than 30 years in advertising and marketing. From October 2005 to July 2009, Mr. Hansen served as President of TM Advertising and was its Chief Marketing Officer from September 2004 to October 2005. From November 2002 to September 2004, Mr. Hansen served as the President, Chief Executive Officer and a Founding Partner of Gigasphere Group of Companies, a Dallas-based broadband-content delivery service. Mr. Hansen received a Bachelor of Science from the University of Kansas.

Mr. Hansen's more than 30 years of experience creating well known advertising and strategic product positioning for clients ranging from Hallmark and McDonald's to Miller Brewing Company, and his experience, both building and restoring operations to their potential, is a valuable resource to our Board. Mr. Hansen's current position with us as Chief Executive Officer provides our Board with an in-depth source of knowledge regarding our current operations and management team.

Gary L. Martin
Age 65

Mr. Martin has served as one of our directors and Chairman of the Board since August 21, 2007. Mr. Martin is President and Chief Executive Officer of Capital Southwest Corporation, a business development company (Nasdaq: CSWC). Mr. Martin, who has been associated with Capital Southwest Corporation or its subsidiaries since 1972, has served on its board of directors since 1988 and was named President and Chief Executive Officer in July 2007 and Chairman of the board of directors in July 2008. Previously, he was Chief Executive Officer of The Whitmore Manufacturing Company of Rockwall, Texas, a producer of industrial lubricants and a key portfolio company of Capital Southwest Corporation. Mr. Martin also serves on the board of directors of several of Capital Southwest Corporation's portfolio companies including Alamo Group Inc., a manufacturer, distributer and servicer of equipment for right-of-way maintenance and agriculture (NYSE: ALG) where he serves as chairman of the compensation committee. He earned a Bachelor of Business in finance and accounting from the University of Oklahoma. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock.

Mr. Martin's more than 38 years of management experience across a broad range of industries is a valuable resource to our Board.

N. Roderick McGeachy, III
Age 43

Mr. McGeachy has served as one of our directors since November 11, 2009. Mr. McGeachy has been President and Chief Executive Officer (October 2008), director (December 2008) and Chairman of the board of directors (May 2009) of Tandy Brands Accessories, Inc., a designer and marketer of branded accessories (NASDAQ: TBAC). From May 2006 to September 2008, Mr. McGeachy was the Vice President of Strategy & Business Development for the Jeanswear Americas coalition of VF Corporation, a worldwide branded lifestyle apparel and related products company (NYSE: VFC). From May 2005 to April 2006, Mr. McGeachy served as the Director, Corporate Strategy for VF Corporation and from January 1999 to April 2005, he served in senior marketing, strategy and general management roles for Russell Corporation, an athletic and sporting goods company, which was acquired by Berkshire Hathaway in 2005. Mr. McGeachy was a Morehead-Cain Scholar at the University of North Carolina and earned a Master of Business Administration from Harvard University. He is also a member of the Young Presidents' Organization, where he serves as the incoming Global Apparel Network Chair.

Mr. McGeachy's extensive functional and industry experience in the retail industry, sporting goods and equipment, new product development and innovation, marketing and brand building provides our Board with insight into important issues the Company faces.

Glenn M. Neblett
Age 40

Mr. Neblett joined our Board on August 25, 2010. Mr. Neblett is a Vice President at Capital Southwest Corporation, a business development company (Nasdaq: CSWC). Immediately prior to joining Capital Southwest Corporation in May 2010, Mr. Neblett was an investment banker with Houlihan Lokey for 10 years, advising clients in connection with mergers and acquisitions, leveraged buyouts, restructurings and capital-raising activities. He holds undergraduate (Bachelor of Business, accounting) and graduate (Master of Business Administration, finance) degrees from Baylor University and is a Chartered Financial Analyst and Certified Public Accountant. Mr. Neblett serves on the board of directors of the Capital Southwest Corporation portfolio companies KBI Biopharma Inc. and Trax Holdings, Inc. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock.

Mr. Neblett has over 10 years of experience in the investment banking industry and brings a unique perspective to strategic corporate finance opportunities and initiatives that may be considered by the Company.

Ralph T. Parks
Age 66

Mr. Parks has served as one of our directors since January 30, 2008 and served as our Interim Chief Executive Officer from February 1, 2008 until May 20, 2008. Mr. Parks has been involved in the footwear industry since 1965 in various capacities, including sales, management and consulting. Mr. Parks retired in 1999 after a 34-year career in the retail industry, including eight years as Chief Executive Officer of Footaction USA, an athletic footwear and apparel retailer and was inducted into the Sporting Goods Industry Hall of Fame in May 2000. Since 2002, he has served as President of RT Parks, Inc., a retailer of New Balance® footwear and apparel. Since 2002, Mr. Parks has also served on the board of directors of Hibbett Sports, Inc. (NASDAQ: HIBB), an operator of sporting goods stores. Mr. Parks is on the audit committee and serves as chairman of the compensation committee of the board of directors of Hibbett Sports, Inc. Mr. Parks has served on the board of directors of Kirklands, Inc. (NASDAQ: KIRK), a retailer of home décor items, since 2005 and currently serves on the audit committee and is the chairman of the governance committee. Mr. Parks attended Southern State College in Arkansas (now Southern Arkansas University).

Mr. Parks' more than 34 years of experience in the retail industry, his service as our Interim Chief Executive Officer, as well as his service as Chief Executive Officer of Footaction USA, provides our Board with in-depth insight into the retail and footwear industry.

Richard F. Strup
Age 59

Mr. Strup was elected to our Board December 9, 2010. Mr. Strup is a retired consumer package goods executive with over 35 years of senior level domestic and international experience in marketing, finance, strategic planning and general management. Mr. Strup was the Senior Vice President of Corporate Strategy for Reyes Holdings, L.L.C., a leading food and beverage wholesale distributor serving customers throughout the U.S., Canada, and Latin America, from 2003 until his retirement in June 2011. Prior to Reyes Holdings, Mr. Strup was an executive at the Miller Brewing Company for 14 years where he spearheaded the commercial agreement with and integration into South African Breweries, managed the company's international business, and served as the Global Chief Marketing Officer. Prior to Miller Brewing Company, he held various marketing and financial positions in both the domestic and international divisions of Frito Lay, PepsiCo and General Foods Corp. His marketing expertise was acknowledged with "Advertising Campaign of the Year" honors in 1993 for Miller Genuine Draft in the U.S. and again in 1996 for Miller Pilsner in the U.K. Mr. Strup also has extensive knowledge in sports marketing being recognized six times in the Sporting News magazine's "Top 100 Most Powerful People" in sports. Mr. Strup currently serves on the board of directors of Atlantica, Inc. (OTC: ATTC), The Big Shoulders Fund (a non-profit organization whose mission is to provide support to Catholic schools in the neediest areas of inner-city Chicago), the Art of Olympians Foundation in Ft. Myers, Florida and the Maryland Baseball Holding Company (owner of several minor league teams). Previously he served on the board of directors of The Radiate Group, a division of Omincom Group, Inc. (NYSE: OMC) from 2005 through 2010. He is a long-standing member of Northwestern University's Kellogg School of Management Alumni Board and is a recipient of the school's "Pete Henderson Society" award for meritorious service. Mr. Strup earned a Bachelor of Arts degree in economics from Denison University, and a Master of Business Administration in marketing and finance from Northwestern University.

Mr. Strup’s extensive background in consumer marketing/advertising, corporate strategic planning and international business development, as well as his executive experience, is a valuable resource to the Company.

The Board recommends that you vote "FOR" the election of each nominee named above.

ITEM 2:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, termination, compensation and replacement of Heelys' independent registered public accounting firm. The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as Heelys’ independent registered public accounting firm. Grant Thornton has acted as Heelys’ independent registered public accounting firm since June 30, 2009.

We are not required to submit this appointment to the stockholders for ratification, but the Board believes it is desirable as a matter of good corporate governance practice. If our stockholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain Grant Thornton. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change is in the best interests of the Company and its stockholders.

The Company expects that representatives of Grant Thornton will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

 The Board recommends that you vote "FOR" the ratification of the appointment of Grant Thornton LLP as Heelys' independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 12, 2012 by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"), (iv) each of our other officers and (v) all executive officers, other officers and directors as a group. The Company has relied upon information provided to the Company by its directors, Named Executive Officers and other officers and copies of documents sent to the Company that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock beneficially owned by them. Shares of the Company's common stock subject to options that are exercisable within 60 days of April 12, 2012 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of Named Executive Officers, other officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Heelys, Inc., 3200 Belmeade Drive, Ste 100, Carrollton, Texas 75006.

	Shares
	Beneficially
Name of Beneficial Owner	Owned	Percentage
5% Holders Not Listed Below:
Capital Southwest Venture Corporation(4)(6)	9,317,310	33.79%
Manatuck Hill Partners, LLC(13)	1,486,950	5.39%
Hodges Capital Management(14)	1,378,400	5.00%
Directors and named Executive Officers:
Jerry R. Edwards(1)	20,000	*
Patrick F. Hamner(2)	1,153,150	4.07%
Thomas C. Hansen(3)	233,500	*
Gary L. Martin(4)	9,322,310	33.81%
N. Roderick McGeachy, III(5)	11,000	*
Glenn M. Neblett(6)	9,317,310	33.79%
Ralph T. Parks(7)	20,000	*
Richard F. Strup(8)	20,000	*
Craig D. Storey(9)	33,350	*
Richard C. Groesch, III(10)	13,000	*
John W. O'Neil(11)	46,250	*
All directors, Named Executive Officers and other officers as a group(11 persons)(12):	10,872,560	37.93%

* Less than 1 percent.

(1) Includes options to purchase an aggregate of 20,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 12, 2012.

(2) Includes options to purchase an aggregate of 790,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 12, 2012.

(3) Includes options to purchase an aggregate of 175,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 12, 2012.

(4) Includes 9,317,310 shares of common stock owned by CSVC. Mr. Martin is President, Chief Executive Officer and Chairman of the board of directors of Capital Southwest Corporation. CSVC, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock. Mr. Martin may be deemed to share voting power and investment power with respect to the shares of common stock beneficially owned by CSVC. Mr. Martin disclaims beneficial ownership of such shares. The address for Mr. Martin and CSVC is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

(5) Includes options to purchase an aggregate of 10,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 12, 2012.

(6) Includes 9,317,310 shares of common stock owned by CSVC. Mr. Neblett is a Vice President at Capital Southwest Corporation. CSVC, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock. Mr. Neblett may be deemed to share voting power and investment power with respect to the shares of common stock beneficially owned by CSVC. Mr. Neblett disclaims beneficial ownership of such shares. The address for Mr. Neblett and CSVC is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

(7) Includes options to purchase an aggregate of 20,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 12, 2012.

(8) Includes options to purchase an aggregate of 5,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 12, 2012. All of Mr. Strup’s shares of common stock are owned by the Richard F. and Cindy D. Strup Revocable Trust UAD 11/12/96.

(9) Includes options to purchase an aggregate of 18,750 shares of common stock that are currently exercisable or exercisable within 60 days of April 12, 2012.

(10) Includes options to purchase an aggregate of 10,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 12, 2012.

(11) Includes options to purchase an aggregate of 41,250 shares of common stock that are currently exercisable or exercisable within 60 days of April 12, 2012.

(12) Includes options to purchase an aggregate of 1,090,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 12, 2012.

(13) The mailing address for Manatuck Hill Partners, LLC is 1465 Post Road East, Westport, Connecticut, 06880. The beneficial ownership of Manatuck Hill Partners, LLC has been calculated as of December 31, 2011, which is the most recent date the Company obtained such information.

(14) The mailing address for Hodges Capital Management, Inc. is 2905 Maple Avenue, Dallas, Texas 75201. The beneficial ownership of Hodges Capital Management, Inc. has been calculated as of December 31, 2011, which is the most recent date the Company obtained such information.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and related regulations, require Heelys' directors, officers, and any persons holding more than 10 percent of Heelys' common stock (collectively, "Reporting Persons") to report their initial ownership of Heelys' securities and any subsequent changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has established specific due dates for these reports, and Heelys is required to disclose in this Proxy Statement any failure of a Reporting Person to file a required report by the applicable due date.

Based solely on a review of copies of the reports filed and written representations submitted by the Reporting Persons, we believe that all Reporting Persons timely filed all required Section 16(a) reports for the most recent fiscal year.

EXECUTIVE OFFICERS

The following sets forth, as of April 12, 2012, our executive officers.

Thomas C. Hansen, age 55, has served as our Chief Executive Officer since August 1, 2009. His biography is contained in the section of this Proxy Statement entitled "Election of Directors."

Craig D. Storey, age 44, has served as our Chief Operating Officer and Chief Financial Officer since June 7, 2010. Prior to joining Heelys, Mr. Storey was the Chief Executive Officer and Chief Financial Officer of Sprig Toys, a preschool toy company which he cofounded and then later sold to Wham-O in February 2010. Prior to Sprig, Mr. Storey spent twelve years with Radica Games, a NASDAQ traded electronic toy and game company headquartered in Hong Kong with offices in Dallas, Pasadena, Hertfordshire, UK and Dongguan, China. Mr. Storey began his career at Radica as the Assistant to the President in 1995, providing financial analysis and implementing process controls. In 1996, he was promoted to Controller of the US Division, where he served until he was promoted to Chief Accounting Officer for the parent company in Hong Kong in 1999. In 2002, Mr. Storey was promoted to Worldwide Chief Accounting Officer and Vice President of Finance and Operations, US Division, a position he retained until Radica was sold to Mattel in 2006. Mr. Storey remained with Mattel until he joined Sprig in 2007. Mr. Storey has a Bachelor of Science in finance from Arizona State University and is a certified public accountant in the State of Nevada. He also serves on the board of directors for Sprig Toys.

John W. O'Neil, age 66, has served as our Vice President, International since July 2007. Mr. O'Neil joined us from Dunham Bootmakers, a division of New Balance AS Inc., where he served as International Business Manager since 2005. In that role, Mr. O'Neil established business operations in Eastern Europe, Israel, Japan and Australia/New Zealand. From 1999 to 2004, Mr. O'Neil held the position of Regional General Manager at New Balance where he managed 3 subsidiaries and 18 distributors throughout Europe, the Middle East and Africa. Mr. O'Neil also spent 14 years at Converse, Inc., now a division of Nike, Inc. and served in various senior capacities including Regional Director for the United Kingdom and emerging markets and Director, International Marketing & Operations. Mr. O'Neil received a Bachelor of Science degree in mechanical engineering from Tufts University and a Master of Business Administration from American International College.

Richard C. Groesch, III, age 38, served as our Vice President, Brand Engagement from February 2010 until February 2011 when he was named our Chief Commercial Officer. Mr. Groesch comes to Heelys after holding various marketing positions throughout his 16 year career helping blue chip corporations realize their business and marketing goals. Mr. Groesch spent the 3 years prior to joining Heelys consulting and working on sports, event and entertainment properties for Verizon and Samsung as Vice President of Global Consulting for Gaylord Sports Group. From 2004 until 2007, he served in the Samsung family of businesses as the Global Sports Marketing Director, residing in Seoul, South Korea. While at Samsung, he worked on licensing agreements, global sports properties such as the Olympics and negotiated key market global sponsorships such as the partnership with Chelsea Football Club out of the United Kingdom. Mr. Groesch started his career working with General Motors as a client within the IPG family of advertising and marketing agencies. Throughout his 10+ years working at General Motors with Buick, Oldsmobile and Chevrolet, Mr. Groesch rose from the Account Executive to Director level working primarily in the sports, event and entertainment side of the business. Mr. Groesch has a Bachelor of Science in journalism and advertising, from the University of Nevada.

CORPORATE GOVERNANCE

Board of Directors' Leadership, Structure and Risk Oversight

The business and affairs of Heelys is managed by or under the direction of our Board. The Board derives its power and governance guidelines from our By-Laws and our Governance Principles. The complete text of our By-Laws and our Governance Principles are posted on the Investor Relations page of our website at www.heelys.com under the heading "Governance" and the sub-heading "Committees & Charters." In providing this oversight, the Board adheres to general guidelines designed to ensure that the Board has access to relevant information, and is structured and operates in a manner allowing it to exercise independent business judgment. The Board performs a number of functions for Heelys and its stockholders, including:

●	reviewing and approving Heelys' long-term strategic plans;

●	monitoring and evaluating management's systems for internal control, financial reporting and public disclosure;

●	establishing corporate governance standards;

●	planning for the effective succession of the Chief Executive Officer and other senior management;

●	monitoring management's performance to ensure that the Company operates in an ethical manner; and

●	reviewing and approving annual operating budgets.

According to our By-Laws, the Chairman of the Board may not be the Chief Executive Officer. The Board believes that the separation of these positions strengthens the independence of our Board and its ability to carry out its roles and responsibilities on behalf of our stockholders. In addition, the separation of the offices allows the Chairman of the Board to focus on the leadership of the Board while allowing our Chief Executive Officer to focus his time and energy on managing our operations.

The Board is actively involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through the Audit Committee of the Board but also through the other committees of the Board, as appropriate. Our Chief Executive Officer brings members of our management from various business or administrative areas into meetings of the Board from time to time to make presentations and to provide insight to the Board, including insight into areas of potential risk. The Board and its committees, including the Audit Committee, satisfy this responsibility through reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

The listing rules of the Nasdaq Stock Market require that our Board be comprised of a majority of independent directors. In addition to the definition of independent director set forth in the listing rules of the Nasdaq Stock Market, Section 1 of Article III of our By-Laws sets forth additional requirements for a director or nominee to be considered "independent." Our By-Laws are posted on the Investor Relations page on our website at www.heelys.com under the heading "Governance" and the sub-heading "Committees & Charters."

The Board has determined that Messrs. Edwards, Martin, McGeachy, Neblett, Parks and Strup are independent directors as set forth in the listing rules of the Nasdaq Stock Market. The Board also determined that each member of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is an independent director in accordance with the charters of those committees and applicable Securities and Exchange Commission rules and regulations.

On an annual basis, each director and executive officer provides information to the Company pursuant to a Director and Officer Questionnaire. The information provided includes the identification of any transactions with the Company in which the director or executive officer, or any member of his immediate family, has a direct or indirect material interest. The information provided indicated that none of the directors has any material relationship (other than being a director or stockholder of the Company or as otherwise described herein) with the Company (either directly or indirectly).

Mr. Martin is President, Chief Executive Officer and Chairman of the board of directors of Capital Southwest Corporation and Mr. Neblett is a Vice President at Capital Southwest Corporation. CSVC, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock and has the right to designate up to two nominees of management's slate of directors. The Board has determined that, in its opinion, Mr. Martin's and Mr. Neblett’s relationship with Capital Southwest Corporation would not interfere with their exercise of independent judgment in carrying out their responsibilities as directors. Mr. Martin and Mr. Neblett were designated for nomination to our Board by CSVC.

Mr. Parks has served as one of our directors since January 30, 2008 and served as our Interim Chief Executive Officer from February 1, 2008 until May 20, 2008. The Board has determined that, in its opinion, Mr. Parks' service as the Company's Interim Chief Executive Officer would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, executive officers and employees. Each of our directors, executive officers and employees are expected to conduct the business and affairs of the Company with honesty and integrity and are expected to adhere to high standards of conduct. The Company's objective is that all persons who deal with us believe that we not only scrupulously follow the law, but also act ethically and honestly. The Code sets out general principles to guide our directors, executive officers and employees in determining proper business conduct and in making ethical decisions as they perform their duties.

The complete text of our Code of Business Conduct and Ethics is posted on the Investor Relations page of our website at www.heelys.com under the heading "Code of Business Conduct and Ethics."

Policy Regarding Board Attendance at Stockholder Meetings

All of our directors and senior management are encouraged to attend every Company annual meeting of stockholders so that our stockholders will have the opportunity to meet and question a representative group of our directors and senior executives. All of our then current directors attended our 2011 annual meeting of stockholders. We expect all of our current directors to attend the 2012 annual meeting.

Related Party Transaction Policy and Procedures

Pursuant to resolutions adopted by our Board on August 29, 2006, all transactions between the Company and its officers, directors, principal stockholders and their affiliates must be consummated on terms no less favorable to the Company than could be obtained by the Company from unrelated third parties and must be approved by a majority of the outside independent and disinterested directors.

Board Meetings

The Board held 7 meetings during 2011. Each director attended at least 75 percent of the aggregate of all meetings of the Board and its committees on which he served. Pursuant to our By-Laws, the Board is not required to hold meetings on any regular schedule. Regular meetings may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings may be called by the Chairman of the Board, the President, or any two or more directors or by one director in the event that there is only a single director in office. Directors must be notified of meetings at least 72 hours before the meeting.

Communication with the Board

Stockholders of the Company may communicate with our Board or any director by writing to the Board in a communication sent to our Corporate Secretary at 3200 Belmeade Drive, Ste 100, Carrollton, Texas 75006. Our Corporate Secretary will conduct an initial review of any such communication and will forward the communication to the director or directors to whom it is addressed, except only for communications that are (1) advertisements or promotional communications, (2) solely related to complaints regarding ordinary-course-of-business product or customer service or satisfaction issues or (3) clearly unrelated to the Company's business, industry, management or Board or committee matters. The Corporate Secretary also will make all such communications available to each member of the Board at the Board's next regularly scheduled meeting.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board establishing the authority and responsibilities of such committee. Each committee's charter is posted on the Investor Relations page of our website at www.heelys.com under the heading "Governance" and the sub-heading "Committees & Charters."

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, reviews and monitors (i) our corporate financial reporting and our internal and external audits, including our internal audit and control functions, the results and scope of our annual audit and other services provided by our independent registered public accounting firm and (ii) our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with management and our independent registered public accounting firm before the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the Audit Committee has the responsibility to consider and appoint, and determine the services of and the fee arrangements with, our independent registered public accounting firm.

The Audit Committee has the power to establish subcommittees and delegate powers to such subcommittees. The Audit Committee has not established any such subcommittee or delegated any of its powers and has no current plans to do so.

The current members of the Audit Committee are Messrs. Strup, Edwards and McGeachy, each of whom has been determined to be independent by our Board. Our Board has determined that Mr. Strup, the current chairman of our Audit Committee, is an "audit committee financial expert" under applicable Securities and Exchange Commission rules and has the required financial sophistication pursuant to the listing rules of the Nasdaq Stock Market. The Audit Committee met 5 times during 2011.

Compensation Committee

The Compensation Committee determines, or reviews and approves, forms of compensation provided to our executive officers and our directors, including stock compensation. In addition, the Compensation Committee administers, and oversees the administration of the stock and other incentive compensation plans or programs for all of our other employees. As part of these responsibilities, the Compensation Committee administers the Heelys, Inc. 2006 Stock Incentive Plan, as amended and restated as of May 20, 2010 (the “2006 Plan”). Under the Compensation Committee's charter, the Compensation Committee may delegate the day-to-day administration of the compensation plan and programs to employees of the Company.

In addition, the Compensation Committee may establish subcommittees consisting of one or more members of the Compensation Committee, and delegate its authority and responsibilities to such subcommittees as it deems appropriate. The Compensation Committee has not established any subcommittees and currently has no plans to do so.

The current members of the Compensation Committee are Messrs. McGeachy, Martin, Neblett and Strup, each of whom has been determined to be independent by our Board. Mr. McGeachy is the current chairman of our Compensation Committee. The Compensation Committee met 5 times during 2011.

Nominating and Corporate Governance Committee

Established June 9, 2011, the Nominating and Corporate Governance Committee is responsible for reviewing the composition of the Board, as a whole, and recommending, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skill, expertise and diversity. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select director nominees from among such qualified individuals. The Nominating and Corporate Governance Committee is also responsible for overseeing, reviewing and making periodic recommendations to the Board concerning corporate governance policies.

The Nominating and Corporate Governance Committee unanimously recommended to the Board that each of Jerry R. Edwards, Patrick F. Hamner, Thomas C. Hansen, Gary L. Martin, N. Roderick McGeachy, III, Glenn M. Neblett, Ralph T. Parks and Richard F. Strup be nominated for re-election as directors at this year’s annual meeting of stockholders. The Board has nominated each of these individuals to the Board. For a discussion of the specific experience and qualifications of each of these individuals, see “Item 1. Election of Directors.”

The current members of the Nominating and Corporate Governance Committee are Messrs. Parks, McGeachy and Martin. Mr. Parks is the current chairman of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met 2 times during 2011.

Director Nomination Process

The Nominating and Corporate Governance Committee reviews and interviews candidates who are qualified to satisfy the requirements for directors set forth in our By-Laws, makes recommendations to the Board for nominations and selects the management nominees for the directors to be elected by the Company's stockholders. The Nominating and Corporate Governance Committee may take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. Those factors may include, but are not necessarily limited to:

●
an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

●	the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its stockholders;

●
regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at and participation in meetings and other activities of the Board or its committees and his or her overall contributions to the Board and the Company; and

●	the length of such individual’s service on the Board (it being the policy of the Company not to permit an individual to serve more than 15 years on the Board).

The Nominating and Corporate Governance Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company's directors and management and input from third parties, such as executive-search firms retained by the Board. The Nominating and Corporate Governance Committee is required to interview candidates and obtain background information. The Company’s other directors are given the opportunity to meet and interview candidates.

When considering director candidates the skills and characteristics of the candidate are considered in context of the current make-up of the Board, including, among other factors, diversity. This consideration may include diversity in experiences, perspectives and skills that are most appropriate to meet the Company’s needs.

Nominees for directors who are recommended by any of the Company's stockholders are evaluated in the same manner as any other nominee for director. Stockholders may submit recommendations to the Nominating and Corporate Governance Committee, through a written notice addressed to the Company's Secretary at the Company's principal executive offices, not less than 120 days nor more than 150 days before the anniversary of the date on which the Company's proxy statement was released to its stockholders in connection with the previous year's annual meeting of stockholders, or as otherwise provided in the Company's By-Laws.

A stockholder's written recommendation of a nominee must include or be accompanied by (1) all information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors under the proxy rules of the Securities and Exchange Commission and such other information as the Company requires regarding the selection of directors, (2) all information regarding the proposed nominee, if required pursuant to our By-Laws, (3) a description of all compensation, agreements and relationships during the last three years between or among the proposing person, on the one hand, and the proposed nominee, his respective affiliates and associates and any other persons with whom the proposed nominee is acting in concert, on the other hand, including all information required to be disclosed pursuant to Item 404 of Regulation S-K if the proposing person were a "registrant" and the proposed nominee were a director or executive officer of such registrant, (4) a completed and signed questionnaire, representation and agreement (in form provided by our Corporate Secretary) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such proposed nominee's ability to comply, if elected as a director of the Company, with such proposed nominee's fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, (iii) such proposed nominee meets all of the qualifications for an independent director set forth in paragraphs (b) and (c) of Section 1 of Article III of our By-Laws, and (iii) in such proposed nominee's individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Company, and will comply, with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and (5) a written statement from the recommended person that he or she is willing to be named in the proxy statement as a nominee and to serve as a director if elected.

In addition, such written recommendation must set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made and any affiliate or associate of such stockholder or beneficial owners and any other person with whom such stockholder or beneficial owner is acting in concert (the "Proposing Person"), (1) the name and address of such Proposing Person, including, as applicable, as they appear on the Company's books; (2) the class and number of shares of the Company that are directly or indirectly owned of record or beneficially owned by such Proposing Person; (3) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (4) as to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Company, or which provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation ("Synthetic Equity Interests"), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Company, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of such Proposing Person with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of an class or series of the Company ("Short Interests"), (D) any rights to dividends on the shares of any class or series of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Company, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as "Disclosable Interests"); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by our By-Laws on behalf of a beneficial owner; and (5) a representation whether the Proposing Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Furthermore, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Company to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

The Nominating and Corporate Governance Committee must also consider each individual designated in accordance with the Company's agreement with CSVC and certain of the Company's other stockholders pursuant to which CSVC has the contractual right to designate (i) two persons to be included in management's slate of director nominees so long as it owns at least 15% of the outstanding shares of Heelys' common stock, and (ii) one such nominee so long as it owns at least 10%, but less than 15%, of the outstanding shares of Heelys' common stock. CSVC has designated Messrs. Martin and Neblett to be nominated as directors of the Company at our 2012 Annual Meeting of Stockholders.

Limitation of Liability and Indemnification

Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director's duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

●	for any transaction from which the director or officer derived an improper personal benefit.

Our By-Laws provide that:

●	we must indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

●	we may indemnify our other employees and agents to the same extent that we indemnify our directors and officers; and

●	we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

We have also entered into an indemnification agreement with each of our directors and officers containing provisions that require us to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms.

DIRECTOR COMPENSATION

In accordance with our By-Laws, our directors are entitled to compensation for their services as determined by our Compensation Committee. In addition, our directors may be entitled to the issuance of equity-based compensation awards under our 2006 Plan, from time to time, as determined by our Compensation Committee. Members of special or standing committees of the Board may be provided compensation for service as committee members, as determined by the Compensation Committee.

Currently, directors who receive compensation are paid $18,000 per year for serving on our Board, $5,000 per year, if applicable, for chairing a committee of our Board and, subject to an $8,000 per year maximum, $750 and $500 for each Board meeting and committee meeting, respectively, attended.

Currently, only Messrs. Edwards, McGeachy, Parks and Strup receive compensation for duties performed as directors. Messrs. Hamner, Martin and Neblett are not compensated. Directors who are also our officers or employees do not receive compensation for duties performed as directors. All directors are entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.

The following table summarizes compensation earned by our directors during 2011.

DIRECTOR COMPENSATION TABLE

	Fees Earned or Paid in Cash
Name	Director Fees	Meeting Attendance	Total
Jerry R. Edwards(1)	$20,083	$6,750	$26,833
Patrick F. Hamner(2)	-	-	-
Thomas C. Hansen(3)	-	-	-
Gary L. Martin(2)	-	-	-
N. Roderick McGeachy, III(4)	23,000	8,000	31,000
Glenn M. Neblett(2)	-	-	-
Ralph T. Parks(5)	20,917	6,250	27,167
Richard F. Strup(6)	20,917	7,250	28,167
	$84,917	$28,250	$113,167

  (1) Mr. Edwards was the Chairman of the Audit Committee until June 9, 2011.

  (2) Messrs. Hamner, Martin and Neblett do not receive compensation for duties performed as a director.

  (3) Because Mr. Hansen is a Company officer and employee he is not compensated for duties performed as a director.

  (4) Mr. McGeachy is Chairman of the Compensation Committee.

  (5) Mr. Parks is Chairman of the Nominating and Corporate Governance Committee, which was established June 9, 2011.

  (6) Mr. Strup was appointed the Chairman of the Audit Committee June 9, 2011.

The following table sets forth the number of shares underlying stock options held by each non-employee director as of December 31, 2011. No stock options have been granted to either Mr. Martin or Mr. Neblett. Refer to the section “Executive Compensation” in this Proxy Statement for discussion regarding stock options and other equity awards granted to Mr. Hansen.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

Name	Date of Grant	Number of Shares Granted(2)	Exercise Price	Number of Shares Vested	Number of Shares Unvested	Number of Shares Outstanding
Jerry R. Edwards	5/30/2008	20,000	$4.39	15,000	5,000	20,000
Patrick F. Hamner(1)	6/23/2006	790,000	$4.05	790,000	-	790,000
N. Roderick McGeachy, III	11/17/2009	20,000	$2.15	10,000	10,000	20,000
Ralph T. Parks	3/6/2008	20,000	$4.26	15,000	5,000	20,000
Richard F. Strup	12/9/2010	20,000	$3.37	5,000	15,000	20,000

(1) Stock options were granted to Mr. Hamner when Mr. Hamner was an officer of the Company. Mr. Hamner resigned his position with the Company effective as of April 30, 2008. Options continued to vest in accordance with the 2006 Plan so long as Mr. Hamner remained a member of the Board. As of June 30, 2010, all options granted to Mr. Hamner had fully vested. Contractual term of the grant is ten years.

(2) All stock options granted, with the exception of stock options granted to Mr. Hamner, vest and become exercisable in four equal installments on each successive anniversary date of the grant and have a contractual term of ten years.

EXECUTIVE COMPENSATION

Introduction

The following discussion should be read in conjunction with the various tables and accompanying narrative disclosures appearing in this Proxy Statement. Those tables and narrative provide more detailed information regarding the compensation and benefits awarded to, earned by, or paid to our Chief Executive Officer and the other executive officers named in the Summary Compensation Table.

The Compensation Committee determines, or reviews and approves, forms of compensation provided to Messrs. Hansen, Storey and O’Neil (our Named Executive Officers), including stock compensation, to ensure that total compensation paid to those officers is fair, reasonable and competitive.

Philosophy

Our philosophy is to align our executives’ compensation with the Company’s business strategies in an effort to drive overall organizational success and stockholder value. The Compensation Committee works with the Company to design compensation programs that are designed to, among other things:

●	attract and retain highly qualified executives;

●	motivate our executives to accomplish the Company’s objectives; and

●	align our executives’ interests with those of our stockholders in a manner that minimizes risk to the organization.

To achieve these goals, we use a combination of base salary, short-term performance-based bonuses and long-term incentive compensation that may be weighted to establish the correct mix of overall compensation.

The Compensation Committee evaluates our executives’ compensation on an annual basis and makes changes accordingly. In addition to reviewing our executives’ compensation in relation to comparable industry competitors and other companies in our market, the Compensation Committee also takes into account current economic conditions and financial projections.

We do not believe that our compensation policies and practices, as they relate to risk management and risk taking incentives, create risks that are reasonably likely to have a material adverse effect on the Company.

Base Salary

To attract and retain executive officers, we pay our executive officers a base salary at a level we believe is competitive with the companies with which we compete. The executive’s base salary is the only non-contingent component of annual cash compensation. In setting these salaries, the Compensation Committee considers the scope of the executive’s responsibilities, unique skill sets and experience, individual contributions and performance, ability to meet key objectives, market conditions, current compensation compared to peer and competitor companies, and the specific actions and strategic activities of each executive officer.

Mr. Hansen has served as our Chief Executive Officer since August 2009. During each of 2010 and 2011, Mr. Hansen's annual base salary was $430,000. Effective February 16, 2012, Mr. Hansen’s annual base salary was increased to $440,000. The increase in Mr. Hansen’s annual base salary was approved by the Compensation Committee.

Mr. Storey was appointed as our Chief Operating and Financial Officer effective June 7, 2010. During each of 2010 and 2011, Mr. Storey's annual base salary was $200,000 (prorated for 2010). Effective February 16, 2012, Mr. Storey’s annual base salary was increased to $206,000. The increase in Mr. Storey’s base salary was approved by the Compensation Committee.

Mr. O'Neil has served as our Vice President, International since July 2007. Effective as of March 1, 2010, Mr. O’Neil’s base salary was increased from $145,000 to $175,000. The Compensation Committee approved the increase in Mr. O’Neil’s base salary after a review of the scope of his responsibilities, unique skill sets and experience.

Performance-Based Bonuses

Bonuses are intended to reward behavior and results that assist in meeting the Company's business, strategic and financial goals. The opportunity to earn, and the amount of, a bonus is determined in accordance with criteria established by the Board or Compensation Committee and may include Company business objectives, Company earnings or other financial criteria applicable to the executive, the Company or both.

Discretionary bonuses may also be paid. Any discretionary bonuses paid to the Chief Executive Officer are made at the discretion of the Compensation Committee or the Board. Any discretionary bonuses made to the Chief Executive Officer’s direct reports, which would include the Named Executive Officers, are made at the discretion of the Compensation Committee or the Board, based upon recommendations by the Chief Executive Officer.

2010 Management Incentive Bonus Plans

Messrs. Hansen and Storey:

For fiscal 2010, the Board, on the recommendation of the Compensation Committee, adopted a management incentive bonus plan for our Named Executive Officers (other than John O’Neil) and senior management, which, in the judgment of the Compensation Committee and the Board, would facilitate our overall growth and performance and would compensate our management for performance results achieved.

No bonuses were earned under the 2010 management incentive bonus plan.

Mr. O’Neil:

We entered into an employment agreement with Mr. O'Neil, our Vice President, International, in October 2008, which was amended on February 18, 2010. The amendment increased Mr. O’Neil’s base salary and raised the amount of the annual bonus amount to which Mr. O’Neil was eligible to 40% of his base salary. The actual bonus amount, if any, would vary depending on performance against the targets approved by the Compensation Committee. The payout opportunity was based 50% on total international gross sales and 50% on total international operating income. The increase in the amount of the annual bonus amount to which Mr. O’Neil was eligible was based upon recommendation of the Chief Executive Officer.

No bonus was earned by Mr. O’Neil for 2010.

2011 Management Incentive Bonus Plan

On February 17, 2011, the Board, upon recommendation of the Compensation Committee, approved the Company’s 2011 management incentive bonus plan for our officers and senior management, including our Named Executive Officers. As with the 2010 management bonus incentive plan, in the judgment of the Compensation Committee and the Board, the 2011 management incentive bonus plan would facilitate our overall growth and performance and would compensate our management for performance results achieved. Under the 2011 management incentive bonus plan, target bonus opportunities are expressed as a percentage of base salary, with threshold, target and maximum payout opportunities expressed as a percentage of the target award. No cash bonuses would be paid if we did not achieve at least the threshold performance level. Mr. Hansen’s annual incentive bonus was set at a target amount of 50% of base salary and the target bonus for our other executive officers, including our Named Executive Officers, was set at 30% of base salary.

 Actual bonus amounts, if any, would vary depending on our performance against the targets established by the Board. If we achieved (1) the threshold level, a participant in the 2011 management incentive bonus plan would have been eligible for 50% of his/her target bonus; (2) the target level, a participant would have been eligible for 100% of his/her target bonus; and (3) the maximum level, a participant would have been eligible for 250% of his/her target bonus. Under the 2011 management incentive bonus plan, the bonus paid to a participant could have been varied up to 20% higher or lower based on a subjective assessment of the individual’s performance and contribution to achieving the performance goals.

The Compensation Committee considered various performance measures for the 2011 management incentive bonus plan. For Messrs. Hansen and Storey, the payout opportunities under the 2011 management incentive bonus plan were based 25% on total Company net sales and 75% on total Company profit before taxes. For Mr. O’Neil, the payout opportunities under the 2011 management incentive bonus plan were based 25% on total Company net sales, a portion of which was based on international net sales, and 75% on total Company profit before taxes, a portion of which was based on international operating income. The performance levels adopted for the 2011 management incentive bonus plan were, in the judgment of the Compensation Committee and the Board, set at levels that would facilitate our overall growth and performance. Under the 2011 management incentive bonus plan, the Board retained the discretion to exclude certain one-time, non-operating items that may occur in the performance period from the bonus calculation.

For the 2011 management incentive plan, the threshold performance level for total Company net sales was met and exceeded; however, the threshold performance level for the other performance measures, including international performance measures, were not met. As a result, Messrs. Hansen and Storey earned 15.06% of their target bonus amounts, and were paid $32,388 and $9,038, respectively. Mr. O’Neil earned 7.53% of his target bonus amount, and was paid $3,954.

The Compensation Committee worked with the Chief Executive Officer and Chief Financial Officer in determining the performance measures for the 2011 management incentive bonus plan.

2012 Management Incentive Bonus Plan

On March 16, 2012, the Board, upon recommendation of the Compensation Committee, approved the Company’s 2012 management incentive bonus plan for our Named Executive Officers (other than John O’Neil) and senior management. As with the 2010 and 2011 management bonus incentive plans, in the judgment of the Compensation Committee and the Board, the 2012 management incentive bonus plan is expected to facilitate our overall growth and performance and compensate our management for performance results achieved. Under the 2012 management incentive bonus plan, target bonus opportunities are expressed as a percentage of base salary, with threshold, target and maximum payout opportunities expressed as a percentage of the target award. No cash bonuses will be paid if we do not achieve at least the threshold performance level for the 2012 fiscal year. Mr. Hansen’s annual incentive bonus is set at a target amount of 50% of his 2012 base salary wages and Mr. Storey’s annual incentive bonus is set at a target amount of 30% of his 2012 base salary wages.

 Actual bonus amounts, if any, will vary depending on our performance against the targets established by the Board. If we achieve (1) the threshold level, a participant in the 2012 management incentive bonus plan will be eligible for 68.75% of his/her target bonus; (2) the target level, a participant would be eligible for 100% of his/her target bonus; and (3) the maximum level, a participant would be eligible for 200% of his/her target bonus. The Board retains the discretion to decrease the bonus paid to a participant by up to 20% based on a subjective assessment of the individual’s performance and contribution to achieving the performance goals.

The Compensation Committee considered various performance measures for the 2012 management incentive bonus plan. For Messrs. Hansen and Storey, the payout opportunities under the 2012 management incentive bonus plan are based 25% on total Company net sales and 75% on total Company profit before taxes. The performance levels adopted for the 2012 management incentive bonus plan are, in the judgment of the Compensation Committee and the Board, set at levels that would facilitate our overall growth and performance. The Compensation Committee (as delegated by the Board) may, in its discretion, adjust the payout opportunities under the 2012 management incentive plan to reflect any extraordinary changes which may occur in 2012, such as changes in accounting practices, tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles and any unusual or infrequently occurring items.

The Compensation Committee worked with the Chief Executive Officer and Chief Financial Officer in determining the performance measures for the 2012 management incentive bonus plan.

The amounts payable under the 2012 management incentive bonus plan are not determinable at present. However, if, during fiscal 2012, the Company’s financial performance reaches the threshold level for both net sales and profit before tax, the maximum bonuses available to Messrs. Hansen and Storey, assuming their base salaries are not increased, will be $150,820 and $42,333, respectively. If the Company’s financial performance reaches the target level in 2012 for both net sales and profit before tax, the maximum bonuses available to Messrs. Hansen and Storey, assuming their base salaries are not increased, will be $219,375 and $61,575, respectively. If the Company’s financial performance reaches the maximum level in 2012 for both net sales and profit before tax, the maximum bonuses available to Messrs. Hansen and Storey, assuming their base salaries are not increased, will be $438,750 and $123,150, respectively.

Because the 2012 management incentive bonus plan is intended to align the interests of the participant and the Company’s stockholders, the Compensation Committee may, upon certain events specified in the 2012 management incentive bonus plan, in its discretion, disqualify the participant from earning or receiving payment, in whole or in part, of a bonus payout amount under the 2012 management incentive bonus plan. The Compensation Committee may require a participant to reimburse the Company in the event a bonus payout amount under the 2012 management incentive bonus plan is paid to a participant based on achievement of financial results that are subsequently the subject of restatement on account of the participant’s intentional misconduct.

Long-Term Incentive Compensation

We view the long-term incentive component of our total compensation program as both a retention tool and a mechanism to incentivize our officers and senior management, including our Named Executive Officers. We currently use equity grants (restricted stock units) and performance based cash bonuses for our long-term incentive compensation.

2010 Long-Term Incentive Award

On August 25, 2010, the Board, upon recommendation of the Compensation Committee, approved an award (the “2010 LTI Award”) of restricted stock units to Mr. Hansen. The 2010 LTI Award is designated as a performance award subject to the terms and conditions of the 2006 Plan, and the underlying award agreement.

To support the Company’s focus on creating long-term stockholder value, the 2010 LTI Award is subject to performance criteria based on earnings per share of the Company (“EPS”) during the period beginning May 1, 2010 and ending December 31, 2012 (the “2010 LTI Performance Period”). EPS will be determined by dividing the Company’s consolidated net income or loss by the number of basic common shares of the Company for the period May 1, 2010 through December 31, 2010 and each of the twelve-month periods beginning January 1 and ending December 31 for 2011 and 2012 (each, a “2010 LTI Performance Year”). If at the end of the 2010 LTI Performance Period, Mr. Hansen’s Continuous Service (as defined in the 2006 Plan) has not been terminated and at least the threshold EPS performance level has been achieved for at least one of the 2010 LTI Performance Years, a portion of the restricted stock units will be earned and, to the extent vested, common stock of the Company will be issued to Mr. Hansen. The number of restricted stock units awarded to Mr. Hansen was based on the closing price of the Company’s common stock at the close of the Nasdaq Stock Market on August 25, 2010 (the grant date). The closing price of the Company’s common stock on the grant date was $2.36.

The calculation of the number of restricted stock units that will vest at the end of the 2010 LTI Performance Period is based on an average of the EPS performance levels achieved during each of the 2010 LTI Performance Years. The underlying award agreement identifies three EPS performance levels, with the number of restricted stock units subject to vesting expressed as a percentage of the specified target award, as follows:

Threshold EPS Performance Level	Target EPS Performance Level	Maximum EPS Performance Level
(as a % of Target)	(as a % of Target)	(as a % of Target)
50%	100%	200%

The target award granted to Mr. Hansen was 95,339 of restricted stock units. If the threshold EPS performance level for each 2010 LTI Performance Years is not achieved, the number of restricted stock units subject to vesting will be zero. The maximum number of restricted stock units subject to vesting was 190,678. Because EPS threshold performance level for the period May 1, 2010 through December 31, 2010, and for the period January 1, 2011 through December 31, 2011, was not achieved 127,119 of the restricted stock units were deemed to have been forfeited. If threshold EPS performance level is met for the remaining 2010 LTI Performance Year, 15,890 of the restricted stock units will become subject to vesting. If maximum EPS performance level is met for the remaining 2010 LTI Performance Year, 63,559 of the restricted stock units will become subject to vesting.

The actual market value of restricted stock units, if any, awarded on the payment date (i.e., at the end of the 2010 LTI Performance Period and subject to any vesting requirements) may be higher or lower than the market value of the restricted stock units as of the grant date depending on the market value of the Company’s common stock on such payment date relative to the market value on the grant date.

2011 Long-Term Incentive Awards

On February 17, 2011, the Board, upon recommendation of the Compensation Committee, approved awards (the “2011 LTI Award”) of restricted stock units to our officers and senior management, including our Named Executive Officers. The 2011 LTI Awards are designated as performance awards subject to the terms and conditions of the 2006 Plan, and the underlying award agreements.

To support the Company’s focus on creating long-term stockholder value, the 2011 LTI Awards are subject to performance criteria based on EPS during the period beginning January 1, 2011 and ending December 31, 2013 (the “2011 LTI Performance Period”). EPS will be determined by dividing the Company’s consolidated net income or loss by the number of basic common shares of the Company for each of the twelve-month periods beginning January 1 and ending December 31 for 2011, 2012 and 2013 (each, a “2011 LTI Performance Year”). If at the end of the 2011 LTI Performance Period, the participant’s Continuous Service (as defined in the 2006 Plan) has not been terminated and at least the threshold EPS performance level has been achieved for at least one of the 2011 LTI Performance Years, a portion of the restricted stock units will be earned and, to the extent vested, common stock of the Company will be issued to the participant. The number of restricted stock units awarded to a participant was based on the closing price of the Company’s common stock at the close of the Nasdaq Stock Market on March 15, 2011 (the grant date). The fair market value of the Company’s common stock at the close of the market on the grant date was $2.19.

The calculation of the number of restricted stock units that will vest at the end of the 2011 LTI Performance Period will be based on an average of the EPS performance levels achieved during each of the 2011 LTI Performance Years. The underlying award agreements identify three EPS performance levels, with the number of restricted stock units subject to vesting expressed as a percentage of a specified target award, as follows:

Threshold EPS Performance Level	Target EPS Performance Level	Maximum EPS Performance Level
(as a % of Target)	(as a % of Target)	(as a % of Target)
50%	100%	200%

The target awards granted to Messrs. Hansen, Storey and O’Neil are 98,174, 38,813 and 34,247 of restricted stock units, respectively. If the threshold level EPS performance level for each of the 2011 LTI Performance Years was not achieved, the number of restricted stock units subject to vesting would have been zero. However, the threshold EPS performance level was achieved for the twelve-month period beginning January 1, 2011 and ending December 31, 2011, and therefore the minimum number of restricted stock units subject to vesting, assuming the threshold EPS performance level for the remaining 2011 LTI Performance Years is not achieved, will be 16,362 for Mr. Hansen, 6,469 for Mr. Storey and 5,708 for Mr. O’Neil. The actual number of restricted stock units that may vest pursuant to the 2011 LTI Award will range between 16,362, 6,469 and 5,708, and 147,261, 58,220 and 51,371 if the maximum EPS performance level is attained for the remaining 2011 LTI Performance Years, for Messrs. Hansen, Storey and O’Neil, respectively. For purposes of calculating EPS for 2011, the Board, upon recommendation of the Compensation Committee, approved the exclusion of the impact of inventory impairment charges and related reserve adjustments in the amount of $812,000, which was attributable to inventory purchased in the first quarter of 2011 from the Company’s then Japanese distributor.

The actual market value of restricted stock units, if any, awarded on the payment date (i.e., at the end of the 2011 LTI Performance Period and subject to any vesting requirements) may be higher or lower than the market value of the restricted stock units as of the grant date depending on the market value of the Company’s common stock on such payment date relative to the market value on the grant date.

2012 Long-Term Incentive Awards

On March 16, 2012, the Board, upon recommendation of the Compensation Committee, approved awards (the “2012 LTI Award”) of restricted stock units to our Named Executive Officers (other than John O’Neil) and senior management. The 2012 LTI Awards are designated as performance awards subject to the terms and conditions of the 2006 Plan and the underlying award agreements.

To support the Company’s focus on creating long-term stockholder value, the 2012 LTI Awards are subject to performance criteria based on EPS during the period beginning January 1, 2012 and ending December 31, 2014 (the “2012 LTI Performance Period”). EPS will be determined by dividing the Company’s consolidated net income or loss by the number of basic common shares of the Company for each of the twelve-month periods beginning January 1 and ending December 31 for 2012, 2013 and 2014 (each, a “2012 LTI Performance Year”). If at the end of the 2012 LTI Performance Period, the participant’s Continuous Service (as defined in the 2006 Plan) has not been terminated and at least the threshold EPS performance level has been achieved for at least one of the 2012 LTI Performance Years, a portion of the restricted stock units will be earned and, to the extent vested, common stock of the Company will be issued to the participant. The number of restricted stock units awarded to the participant was based on the closing price of the Company’s common stock at the close of the Nasdaq Stock Market on March 26, 2012 (the grant date). The closing price of the Company’s common stock on the grant date was $2.45.

The calculation of the number of restricted stock units that will vest at the end of the 2012 LTI Performance Period will be based on an average of the EPS performance levels achieved during each of the 2012 LTI Performance Years. The underlying award agreements identify three EPS performance levels, with the number of restricted stock units subject to vesting expressed as a percentage of a specified target award, as follows:

Threshold EPS Performance Level	Target EPS Performance Level	Maximum EPS Performance Level
(as a % of Target)	(as a % of Target)	(as a % of Target)
50%	100%	200%

The target awards granted to Messrs. Hansen and Storey are 44,652 and 18,142 of restricted stock units, respectively. If the threshold EPS performance level for each of the 2012 LTI Performance Years is not achieved, the number of restricted stock units subject to vesting for each of Messrs. Hansen and Storey will be zero. The actual number of restricted stock units that may vest pursuant to the 2012 LTI Award for Mr. Hansen will range between 7,442 (representing the number of restricted stock units to be awarded if the threshold EPS performance level is achieved for at least one of the 2012 LTI Performance Years) and 89,304 restricted stock units (representing the number of restricted stock units to be awarded if the maximum EPS performance level is achieved for each of the 2012 LTI Performance Years). The actual number of such restricted stock units that may vest for Mr. Storey will range between 3,024 restricted stock units (representing the number of restricted stock units to be awarded if the threshold EPS performance level is achieved for at least one of the 2012 LTI Performance Years) and 36,284 restricted stock units (representing the number of restricted stock units to be awarded if the maximum EPS performance level is achieved for each of the 2012 LTI Performance Years).

The actual market value of restricted stock units, if any, awarded on the payment date (i.e., at the end of the 2012 LTI Performance Period and subject to any vesting requirements) may be higher or lower than the market value of the restricted stock units as of the grant date depending on the market value of the Company’s common stock on such payment date relative to the market value on the grant date.

2012 Long-Term Management Incentive Plan

On March 16, 2012, the Board, upon recommendation of the Compensation Committee, approved the 2012 Long-Term Management Incentive Plan (the “LTMIP”). The LTMIP sets forth the criteria for payments of cash bonuses to our Named Executive Officers (other than John O’Neil) and senior management for achievement of certain performance criteria during the period commencing January 1, 2012 and ending December 31, 2014 (the “LTMIP Performance Period”). Awards under the LTMIP will be made pursuant to the Company’s form of LTMIP Award Agreement (the “LTMIP Award Agreement”).

The LTMIP assigns a specific target bonus to each participant. The target bonus for Messrs. Hansen and Storey is 16.6% of their respective total compensation for 2012.

Under the LTMIP, bonus payout amounts generally will be a percentage of each participant’s respective target bonus and subject to performance criteria based on EPS of the Company during the LTMIP Performance Period. EPS will be determined by dividing the Company’s consolidated net income or loss by the number of basic common shares of the Company for each of the twelve-month periods commencing January 1 and ending December 31 for 2012, 2013 and 2014 (each, an “LTMIP Performance Year”). In addition, the Compensation Committee may, in its discretion, adjust the payout opportunities under the LTMIP to reflect any extraordinary changes which may occur in 2012, 2013 or 2014, such as changes in accounting practices, tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles and any unusual or infrequently occurring items.

If, at the end of the LTMIP Performance Period, the participant’s Continuous Service (as defined in the LTMIP) has not been terminated and at least the threshold EPS performance level has been achieved for at least one of the LTMIP Performance Years, a portion of the participant’s target bonus will be earned and will become subject to vesting. The calculation of the percentage of target bonus that will be earned at the end of the LTMIP Performance Period will be based on an average of the EPS performance level achieved during each LTMIP Performance Year. The LTMIP divides the Company’s financial performance into three levels: At the threshold level, the participant will be eligible for 50% of his target bonus; at the target level, the participant will be eligible for 100% of his target bonus; and at the maximum level, the participant will be eligible for 200% of his target bonus.

The amounts payable under the LTMIP are not determinable at present. However, if the threshold EPS performance level is reached for each of the LTMIP Performance Years, the maximum bonuses available to Messrs. Hansen and Storey, assuming their base salaries are not increased and that the threshold performance level under the 2012 management incentive bonus plan is reached, will be $97,952 and $41,204, respectively. If the target EPS performance level is reached for each of the LTMIP Performance Years, the maximum bonuses available to Messrs. Hansen and Storey, assuming their base salaries are not increased and that the target performance level under the 2012 management incentive bonus plan is reached, will be $109,398 and $44,447, respectively. If the maximum EPS performance level is reached for each of the LTMIP Performance Years, the maximum bonuses available to Messrs. Hansen and Storey, assuming their base salaries are not increased and that the maximum performance level under the 2012 management incentive bonus plan is reached, will be $146,155 and $54,567, respectively.

Because the LTMIP is intended to align the interests of the participant and the Company’s stockholders, the Compensation Committee may, upon certain events specified in the LTMIP, in its discretion, disqualify the participant from earning or receiving payment, in whole or in part, of a bonus payout amount under the LTMIP. The Compensation Committee may require a participant to reimburse the Company in the event a bonus payout amount under the LTMIP is paid to a participant based on achievement of financial results that are subsequently the subject of restatement on account of the participant’s intentional misconduct.

Equity Based Compensation Awards

Equity based incentive compensation is intended to align the interests of the Company's executives with the interests of the stockholders. We believe that it also allows the Company to attract able individuals and to provide a means whereby those individuals, upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, reinforcing their concern for the welfare of the Company. The Compensation Committee may, if deemed necessary and desirable, grant equity-based compensation awards to any officer or employee of the Company for such number of shares of common stock as the Compensation Committee may deem to be in the best interest of the Company. Equity grants are made at the discretion of the Compensation Committee.

Retirement Program

Our executive officers are eligible to participate in the same qualified retirement program available to the employees of Heeling Sports Limited (a Texas limited partnership and wholly-owned subsidiary of Heelys, Inc.). The program consists of a 401(k) plan.

Perquisites and Other Personal Benefits

Mr. O'Neil lives in Belgium to manage our international operations. Mr. O'Neil's annual base salary is subject to adjustment each calendar quarter during the term of his employment agreement to ensure that he has received during each calendar quarter a Euro net equivalent of US$8,808 per month (US$6,625 when Mr. O’Neil’s base salary was $145,000) after certain deductions from Mr. O'Neil's salary, and the Company will reduce Mr. O'Neil's base salary by the amount of any housing allowance the Company pays or has paid on Mr. O'Neil's behalf.

In 2011 and 2010, Mr. O'Neil, pursuant to his employment agreement, was reimbursed for certain expenses related to domicile in a foreign country. These expenses included travel to the United States, automobile lease expenses, housing expenses and gross up of wages for payment of personal income taxes if necessary to pay additional income taxes on Mr. O'Neil's earnings (in excess of the taxes deducted from Mr. O'Neil's earnings).

As discussed further below in the section entitled “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL,” Mr. O’Neil has been notified that his employment will be terminated, effective as of July 1, 2012, and he will receive certain benefits upon his termination pursuant to his employment agreement. Mr. O’Neil’s employment is being terminated in connection with our previously disclosed international efficiency and cost reduction initiative and the closure of our office in Brussels, Belgium, which commenced in the first quarter of 2012.

Equity Award Grant Policy

In June 2006, the Company adopted the 2006 Plan, which the Company amended and restated on May 20, 2010. The purpose of the 2006 Plan is to provide certain key employees, non-employee directors and consultants with a proprietary interest in the Company through the granting of stock options and awards of restricted stock units.

Equity awards are granted at the discretion of the Compensation Committee.

As of April 12, 2012, there were 162,738 shares of our common stock remaining available that may be granted to employees, consultants and nonemployee directors of the Company under the 2006 Plan. Stockholder approval would be necessary to increase the number of shares available for equity-based compensation awards.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers, unless such compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation for Section 162(m) purposes, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by the Company’s stockholders. The amount of compensation and the timing of the deductibility of compensation attributable to restricted stock unit and stock option awards depends upon the timing of an executive’s vesting (in the case of restricted stock units) or exercise (in the case of stock options if the exercise results in reportable income to the executive), whether those awards qualify as “performance-based compensation,” as well as interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible.

EXECUTIVE COMPENSATION TABLES

The following Summary Compensation Table sets forth information concerning the compensation paid to or earned by: (i) the Chief Executive Officer and (ii) the Company's other Named Executive Officers listed below. We refer to the individuals listed in the table below as the "Named Executive Officers" throughout this Proxy Statement. The compensation described in this table does not include medical, group life insurance or other benefits that are generally available to all of our salaried employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(4)	Restricted Stock Unit Awards(5)	Stock Option Awards(6)	All Other Compensation (7)	Total
Thomas C. Hansen(1)	2011	$430,000	$32,388	$215,000	$-	$8,234	$685,622
Chief Executive Officer	2010	$430,000	$5,000	$225,000	$-	$8,706	$668,706

Craig D. Storey(2)	2011	$200,000	$9,038	$85,000	$-	$5,750	$299,788
Chief Operating/Financial Officer	2010	$113,714	$5,000	$-	$88,902	$16,650	$224,266

John W. O'Neil(3)	2011	$175,000	$3,954	$75,000	$-	$98,182	$352,136
Vice President, International	2010	$170,007	$-	$-	$-	$84,525	$254,532

(1) During 2010 and 2011, Mr. Hansen's annual base salary was $430,000. Effective February 16, 2012, Mr. Hansen’s annual base salary was increased to $440,000.

(2) Craig D. Storey was appointed Chief Operating and Financial Officer effective June 7, 2010. During 2010 and 2011, Mr. Storey's annual base salary was $200,000 (prorated for 2010). Effective February 16, 2012, Mr. Storey’s annual base salary was increased to $206,000.

(3) Mr. O'Neil has served as our Vice President, International since July 2007. Effective as of March 1, 2010, Mr. O’Neil’s base salary was increased from $145,000 to $175,000.

(4) Amounts consist of cash incentive compensation awards earned for services rendered during the year. Bonuses earned in 2011 were awarded in accordance with the 2011 management incentive bonus plan. Bonuses earned in 2010 were discretionary and approved by the Compensation Committee.

(5) Messrs. Hansen, Storey and O’Neil were awarded restricted stock units on February 17, 2011 (with a grant date of March 15, 2011). The awards are subject to performance criteria based on EPS of the Company during the period January 1, 2011 and ending December 31, 2013. The target awards granted to Messrs. Hansen, Storey and O’Neil were 98,174, 38,813 and 34,247 of restricted stock units, respectively. The maximum number of restricted stock units subject to vesting at the grant date was 196,348 for Mr. Hansen, 77,626 for Mr. Storey and 68,494 for Mr. O’Neil. Mr. Hansen was awarded restricted stock units on August 25, 2010 (with a grant date of August 25, 2010). The award is subject to performance criteria based on EPS of the Company during the period May 1, 2010 and ending December 31, 2012. The target award granted to Mr. Hansen was 95,339. The maximum number of restricted stock units subject to vesting at date of grant was 190,678. The Company determines the fair value of restricted stock unit awards based on the closing trade price of the Company’s common stock on the grant date. The closing trade price of the Company’s common stock was $2.19 on March 15, 2011 and $2.36 on August 25, 2010. The dollar amount in the Restricted Stock Unit Awards column reflects the aggregate grant date fair value of awards expected to vest if target EPS performance level was achieved.

(6) Dollar amounts in the Stock Option Awards column reflect the aggregate grant date fair value of awards granted during the fiscal year. Mr. Storey was granted a stock option to purchase 75,000 shares of common stock in August 2010. Stock options granted vest and become exercisable in four equal cumulative installments on each successive anniversary date of the grant and have a contractual term of ten years. The Company computes the fair value of stock option awards using the Black-Scholes option pricing model. The following assumptions were made for purposes of calculating the grant date fair value of options: options granted to Mr. Storey: expected volatility: 50.16%; dividend yield: 0.0%; risk-free interest rate: 2.00%; and expected life: 6.25 years. The fair value of stock options awarded to Mr. Storey was approximately $1.18 per option. For additional discussion of assumptions used to value stock option grants, refer to Note 13 to the Company's consolidated financial statements for the fiscal year ended December 31, 2011 in the Company's Form 10-K filed with the Securities and Exchange Commission on March 21, 2012.

(7) The amounts in this column are explained in the Other Compensation Table below.

OTHER COMPENSATION TABLE

Name	Year	401	(k)	Other	Total
Thomas C. Hansen	2011	$8,234		$-	$8,234
Chief Executive Officer	2010	$8,706		$-	$8,706

Craig D. Storey(1)	2011	$5,750		$-	$5,750
Chief Operating/Financial Officer	2010	$1,650		$15,000	$16,650

John W. O'Neil(2)	2011	$5,934		$92,248	$98,182
Vice President, International	2010	$4,845		$79,680	$84,525

            (1) Mr. Storey was paid a $15,000 signing bonus in 2010 to cover moving and temporary living expenses.

(2) Other compensation for fiscal year 2011 reflected in the table above for Mr. O'Neil includes $22,792 base salary adjustments, $45,009 housing expense, $8,792 of travel expenses, $12,177 automobile lease expense and $3,478 for gross up of wages for payment of taxes. Amounts for fiscal year 2010 reflected in the table above for Mr. O'Neil includes $16,223 base salary adjustments, $44,764 housing expense, $4,268 of travel expenses, $12,653 automobile lease expense and $1,772 for gross up of wages for payment of taxes. All amounts were paid pursuant to Mr. O'Neil's employment agreement and are directly related to his relocation to Belgium to manage our international operations.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

		Option Awards				Restricted Stock Unit Awards
		Number of	Number of			Equity	Equity
		Securities	Securities			Incentive Plan	Incentive Plan
		Underlying	Underlying			Awards:	Awards:
		Unexercised	Unexercised	Option	Option	Number of	Market Value of
		Options	Options	Exercise	Expiration	Units That Have	Units That Have
Name	Grant Date	Exercisable(1)	Unexercisable	Price	Date	Not Vested(2)	Not Vested(3)
Thomas C. Hansen	9/24/09	175,000	175,000	$2.39	9/24/19
Thomas C. Hansen	8/25/10					63,559	$117,584
Thomas C. Hansen	3/15/11					147,261	$272,433
Craig D. Storey	8/25/10	18,750	56,250	$2.36	8/25/20
Craig D. Storey	3/15/11					58,220	$107,707
John W. O'Neil	8/31/07	15,000	-	$9.23	8/31/17
John W. O'Neil	8/29/08	26,250	8,750	$5.07	8/29/18
John W. O'Neil	3/15/11					51,371	$95,036

(1) Stock options granted vest and become exercisable in four equal installments on each successive anniversary date of grant and have a contractual term of ten years.

(2) Messrs. Hansen, Storey and O’Neil were awarded restricted stock units on February 17, 2011 (with a grant date of March 15, 2011). The awards are subject to performance criteria based on earnings EPS of the Company during the period January 1, 2011 and ending December 31, 2013. The maximum number of restricted stock units subject to vesting at the grant date was 196,348 for Mr. Hansen, 77,626 for Mr. Storey and 68,494 for Mr. O’Neil. Threshold performance level was achieved for the twelve-month period beginning January 1, 2011 and ending December 31, 2011. Assuming maximum threshold performance is attained for the remaining performance period the maximum number of restricted stock units subject to vesting as of December 31, 2011 is 147,261 for Mr. Hansen, 58,220 for Mr. Storey and 51,371 for Mr. O’Neil. Mr. Hansen was awarded restricted stock units on August 25, 2010 (with a grant date of August 25, 2010). The award is subject to performance criteria based on earnings per share of the Company during the period May 1, 2010 and ending December 31, 2012. The maximum number of restricted stock units subject to vesting at date of grant was 190,678. Because threshold performance for the period May 1, 2010 through December 31, 2010, and for the period January 1, 2011 through December 31, 2011, was not achieved 127,119 restricted stock units were deemed to have been forfeited. The maximum number of restricted stock units subject to vesting as of December 31, 2011 is 63,559.

(3) The market value of unvested restricted stock unit awards was calculated by valuing each unit at $1.85, which was the closing market price of Heelys' common stock on December 30, 2011.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreements

Thomas C. Hansen and John W. O’Neil

We entered into an employment agreement with Mr. Hansen in July of 2009. We entered into an employment agreement with Mr. O'Neil in October of 2008, which was amended on February 18, 2010. Each of the employment agreements is subject to an automatic annual one-year renewal, unless either we or the executive provides 90-day advance notice of termination before the end of the executive's term. The employment agreements entitle each executive to receive certain payments, depending on the manner in which he is terminated.

If the executive's employment is terminated by the executive's Disability, by the Company for cause (as defined in the employment agreements), by the executive upon notice of non-renewal, by the executive at any time without good reason (as defined in the employment agreements), or by the Company upon notice of non-renewal, the executive is not entitled to receive payment of any severance benefits (as defined in the employment agreements). The employment agreements, however, entitle the terminated executive, including an executive who is terminated by reason of the foregoing, to receive any unpaid salary, bonuses, reimbursable expenses, or benefits, as well as an amount equal to all unused vacation pay (in each case, subject to the terms of the applicable plan or policy).

If the executive is terminated for good reason or without cause, each of the respective employment agreements entitles the respective executive to receive an amount equal to his base salary for a period of one year for Mr. Hansen and six months for Mr. O’Neil, plus an additional period equivalent to four weeks for every year of his service to the Company in excess of five years, to be capped at 78 weeks of base salary severance. The Company will pay the severance benefits in accordance with the Company's normal payroll policies. If Mr. O'Neil accepts employment with another employer following his termination, the severance payments will be reduced to the difference (if any) between such executive's base salary as of the termination date and the executive's base compensation with such new employer, and such modified payments will be made in equal installments during the remainder of the severance period (as defined in the employment agreements). In addition, each of the executives will be reimbursed for the cost of the monthly health insurance premiums payable by such executive to maintain coverage for such executive and his dependents for up to 18 months after his termination for good reason or without cause.

If the executive is terminated without cause following a change of control (as defined in the employment agreements), he is entitled to receive an amount equal to his base salary for a period of one year plus a period equivalent to one month for every year of his service to the Company in excess of five years. Such amounts will be paid in accordance with the Company's normal payroll policies. In addition, the executive will be reimbursed for the cost of the monthly health insurance premiums payable by such executive to maintain coverage for such executive and his dependents for up to 18 months after his termination without cause following a change of control.

In the event of Mr. O'Neil's death, his estate will be entitled to receive an amount equal to the executive's then current annual base salary for a period of nine weeks, paid in accordance with the Company's normal payroll policies.

Before receiving any of the payments described above, the executive must sign a general release that releases any and all claims the executive may have against the Company. Each employment agreement prohibits the executive from disclosing our confidential or proprietary information. Such agreements also contain certain non-competition and non-solicitation provisions which restrict the executive during the term of his employment and for a period of one year (and a period of 18 months for the non-solicitation and no-hire of employees and persons having a business relationship with the Company) after the date of termination of his employment.

If Mr. O'Neil terminates his employment for good reason, or if the Company terminates him for any reason other than cause, his employment agreement provides that he is entitled to reimbursement of up to $15,000 for any airfare and relocation expenses necessary to return to the United States if he is employed at such time in Belgium. In addition, Mr. O'Neil is entitled in the event of such termination to payment or reimbursement for the lease on his personal residence in Belgium for the lesser of one year or the remainder of the then current term on his lease.

As disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2012, on March 28, 2012, the Company notified Mr. O’Neil that his employment will be terminated, effective as of July 1, 2012. Mr. O’Neil’s employment is being terminated in connection with our previously disclosed international efficiency and cost reduction initiative and the closure of our office in Brussels, Belgium, which commenced in the first quarter of 2012. Upon the effective date of Mr. O’Neil’s termination, Mr. O’Neil will be entitled to receive the benefits set forth above pursuant to his employment agreement, and his severance amount will equal approximately $87,500 (representing the six month benefit described above based on his annualized current base salary of $175,000). Mr. O’Neil also will receive an additional three months of severance amounts (equaling approximately $44,000 in the aggregate), as and to the extent required by Belgian law, in accordance with the Company’s normal payroll policies.

Craig D. Storey

We entered into a letter agreement dated June 2, 2010 with Mr. Storey regarding the terms of his employment. Per the letter agreement Mr. Storey would receive severance payments for a period of six months if he is dismissed without cause. If the Company dismissed Mr. Storey, in connection with a change of control of the Company occurring in the first year of Mr. Storey’s employment, Mr. Storey would have received severance payments equal to one year of his annual salary then in effect at the time of his dismissal, and if the Company dismissed Mr. Storey in connection with a change of control of the Company occurring in the second and third years of Mr. Storey’s employment, he would have received severance payments equal to six months of his annual salary then in effect at the time of his dismissal.

On March 16, 2012, we entered into an Executive Restrictive Covenant and Retention Agreement with Mr. Storey (the “Agreement”). Under the Agreement, Mr. Storey will be entitled to an amount equal to his then-current salary upon the earliest to occur of Mr. Storey’s (1) termination without Cause (as defined in the Agreement), (2) Resignation for Good Reason (as defined in the Agreement), and (3) termination for a Disability (as defined in the Agreement). Mr. Storey will not be entitled to the severance payment if Mr. Storey is terminated for Cause.  In addition, Mr. Storey will not be entitled to the severance payment until such time that he has executed a waiver and global release of claims he may have against the Company and its stockholders, subsidiaries, and affiliates, and their current and former employees.

The Agreement contains noncompetition, non-solicitation, and confidentiality and non-disclosure covenants. If Mr. Storey violates these covenants, the Company will be relieved of making the severance payment to Mr. Storey under the Agreement, and Mr. Storey must reimburse the Company for any such payment previously made to him.

 If Mr. Storey intends to leave his employment of the Company for any reason, the Agreement requires that Mr. Storey must give the Company thirty (30) days’ prior written notice of that intent. Mr. Storey also must provide transition assistance to the Company and its employees after giving such notice.

The Agreement supersedes the letter agreement dated June 2, 2010 with Mr. Storey.

Equity and Bonus Plans

The Company’s current equity and bonus plans generally provide for payments to participants upon termination, change-in-control and certain other specified events, as follows:

Restricted Stock Unit Grants

With respect to our 2011 and 2012 awards of restricted stock units under the 2006 Plan and the respective award agreements, if a participant experiences a termination of Continuous Service (as defined in the 2006 Plan) due to death, Disability (as defined in the 2006 Plan), Retirement or Early Retirement (as such terms are defined in the participants’ underlying award agreements) during the respective three (3) year performance period for each such award, then the forfeiture restrictions with respect to that participant’s restricted stock units shall lapse under each award on (i) the date of termination with respect to each prior full performance year in which such participant remained in Continuous Service and (ii) December 31 of the performance year in which the participant died or became Disabled on or after July 1 of such performance year, provided the EPS performance level achieved for such performance year is at least the threshold value for such performance year (determined as of December 31 of such performance year). The number of restricted stock units that will be earned under each award by a participant that experiences a termination of Continuous Service on account of death or Disability on or after July 1 of a performance year will be determined by multiplying the applicable EPS performance level achieved for such year by a fraction, the numerator of which is the number of days in the performance year that the participant was employed (including the date of termination), and the denominator of which is 365.

With respect to our 2010, 2011 and 2012 awards of restricted stock units, if a Change in Control (as defined in the 2006 plan) occurs on, or prior to, the last day of the performance period for such award, and the participant is employed by the Company on the date of the closing of the Change in Control, the forfeiture restrictions with respect to the awards will lapse on such closing date, and the participant will vest in and have a nonforfeitable right under each award to a “Change in Control Restricted Stock Unit Award” which will be the sum of the “Completed Performance Year Award” and the “Remaining Performance Year Award.” The participant’s Completed Performance Year Award under each award will be determined by multiplying (i) the target number of restricted stock units awarded to the participant multiplied by a fraction the numerator of which is the number of completed performance years before the year in which the Change in Control occurs and the denominator of which is three (3), and (ii) the average of the achievement percentages that correspond to the EPS performance level achieved for each completed performance year prior to the Change in Control. The participant’s remaining performance year, if any, under each award will be determined by multiplying (i) the target number of restricted stock units awarded to the participant multiplied by a fraction, the numerator of which is the number of remaining performance years in the performance period (including the performance year in which the Change in Control occurs) and the denominator of which is three (3), and (ii) the average of the achievement percentages for the remaining performance years in the performance period (including the performance year in which the Change in Control occurs) as if the EPS performance level achieved for each such year was the target level set forth above (i.e., one hundred (100) percent).

2012 Long-Term Management Incentive Plan

Under the LTMIP Award Agreements for our LTMIP, if a participant in the LTMIP experiences a termination of his Continuous Service (as defined in the LTMIP) during the LTMIP Performance Period due to the occurrence of death, Disability (as defined in the LTMIP), Retirement or Early Retirement (as defined in the LTMIP Award Agreement), the participant will remain eligible for bonus payouts under the LTMIP with respect to each prior full LTMIP Performance Year in which the participant remained in Continuous Service. If the participant experiences a termination of his Continuous Service (as defined in the LTMIP) during a LTMIP Performance Year due to the occurrence of death or Disability (as defined in the LTMIP) on or after July 1 of that LTMIP Performance Year, the participant will remain eligible for a bonus payout under the LTMIP; provided, that the EPS performance level achieved for such LTMIP Performance Year is at least the threshold value set forth in the participant’s LTMIP Award Agreement; and provided further that the amount of bonus payout under the LTMIP with respect to each LTMIP Performance Year in such circumstances will be determined by multiplying the performance level percentage achieved for such year by a fraction, the numerator of which is the number of days in the LTMIP Performance Year that the participant was employed (including the date of termination) and the denominator of which is 365.

If the Company experiences a Change in Control (as defined in LTMIP), the bonus payout amounts for the LTMIP Performance Year in which the Change in Control occurs and any subsequent LTMIP Performance Year in the LTMIP Performance Period shall be calculated as if the target EPS performance level had been reached notwithstanding the Change in Control. The bonus payout amount for any completed LTMIP Performance Year shall be calculated based on the actual level of performance achieved for that completed LTMIP Performance Year.

2012 Management Incentive Bonus Plan

Each participant in our 2012 management incentive bonus plan must be employed by the Company on the last day of fiscal 2012 to be eligible to receive a bonus payout amount under the 2012 management incentive bonus plan. However, if the participant experiences a termination of his Continuous Service (as defined in the 2012 management incentive bonus plan) during fiscal 2012 due to the occurrence of death or Disability (as defined in the 2012 management incentive bonus plan) on or after July 1, 2012, the participant will remain eligible for a bonus payout under the 2012 management incentive bonus plan; provided, that at least one of the performance levels achieved for 2012 meets the threshold value set forth in the participant’s 2012 management incentive bonus plan award agreement; and provided further that the amount of bonus payout under the 2012 management incentive bonus plan in such circumstances will be determined by multiplying the total bonus payout amount for such year by a fraction, the numerator of which is the number of days in 2012 that the participant was employed (including the date of termination) and the denominator of which is 365.

If the Company experiences a Change in Control (as defined in the 2012 management incentive plan), the bonus payout amounts under the 2012 management incentive bonus plan will be calculated as if 100% of the target level of performance had been reached notwithstanding the Change in Control. Payment of any accelerated bonus payout amounts under the 2012 management incentive bonus plan will be in cash in a single lump sum within ninety (90) days following the date of the Change in Control, with the exact date of payment determined by the Company.

The following table illustrates the benefits that would be received by the Named Executive Officers assuming a hypothetical termination without cause occurring on the last business day of 2011.

Termination Without Cause

Name	Salary Continuation(1)	Accrued Vacation	Health Insurance(2)	Other(3)	Total
Thomas C. Hansen	$430,000	$37,005	$21,420	$-	$488,425
Craig D. Storey	$100,000	$3,846	$-	$-	$103,846
John W. O'Neil	$87,500	$-	$14,076	$23,807	$125,383

(1) For Mr. Hansen, salary continuation benefits include an amount equal to his annual base salary. For all other officers, salary continuation benefits include an amount equal to six months pay. Effective March 16, 2012, if Mr. Storey is terminated without cause he would receive salary continuation benefits in an amount equal to his annual base salary.

(2) The amount shown above is the estimated current cost of health insurance premiums to maintain coverage for the Named Executive Officer and their dependents for 18 months, net of all premium costs (if any) executive would have paid had executive's employment continued through the severance period. Mr. Storey does not participate in the Company’s health insurance plan.

(3) Estimated costs to pay, or reimburse, Mr. O'Neil for the lease on his personal residence in Belgium ($8,807) and reimbursement of airfare and reasonable relocation expenses back to the United States ($15,000).

The following table illustrates the benefits that would be received by the Named Executive Officers assuming a hypothetical change-in-control occurring on the last business day of 2011.

Change-In-Control

Name	Salary Continuation(1)	Accrued Vacation	Restricted Stock Unit Acceleration(2)	Stock Option Acceleration(3)	Health Insurance(4)	Other(5)	Total
Thomas C. Hansen	$430,000	$37,005	$210,145	$-	$21,420	$-	$698,570
Craig D. Storey	$100,000	$3,846	$59,837	$-	$-	$-	$163,683
John W. O'Neil	$175,000	$-	$52,797	$-	$15,606	$23,807	$267,210

(1) Salary continuation benefits for Messrs. Hansen and O’Neil include an amount equal to annual base salary. Salary continuation benefits for Mr. Storey include an amount equal to six months pay. Effective March 16, 2012, if there is a change-in-control, salary continuation for Mr. Storey would be equal to his annual base salary.

(2) Calculated based upon the number of restricted stock units that would vest, valued based on the closing market price of Heelys' common stock on December 30, 2011 of $1.85. Messrs. Hansen, Storey and O’Neil were awarded restricted stock units on February 17, 2011 (with a grant date of March 15, 2011). The awards are subject to performance criteria based on EPS of the Company during the period January 1, 2011 and ending December 31, 2013. The target awards granted to Messrs. Hansen, Storey and O’Neil were 98,174, 38,813 and 34,247 of restricted stock units, respectively. Threshold EPS performance level was achieved for the twelve-month period beginning January 1, 2011 and ending December 31, 2011 and therefore 16,362, 6,469 and 5,708 of restricted stock units were earned, subject to vesting, by Messrs. Hansen, Storey and O’Neil, respectively. For the remaining performance period target EPS performance level would be deemed to have been achieved increasing the number of restricted stock units earned and vested to 81,812, 32,344 and 28,539 for Messrs. Hansen, Storey and O’Neil respectively. Mr. Hansen was awarded restricted stock units on August 25, 2010 (with a grant date of August 25, 2010). The award is subject to performance criteria based on EPS of the Company during the period May 1, 2010 and ending December 31, 2012. The target award granted to Mr. Hansen was 95,339. EPS threshold performance level for the period May 1, 2010 through December 31, 2010, and for the period January 1, 2011 through December 31, 2011, was not achieved. If target EPS performance level is achieved for the remaining period, 31,780 of the restricted stock units would vest.

(3) Calculated as the intrinsic value per option, multiplied by the number of options that become immediately vested upon a change in control. The intrinsic value per option is calculated as the excess of the closing market price of Heelys' common stock on December 30, 2011 of $1.85 per share over the exercise price of the option. If the closing market price is less than the exercise price there is no intrinsic value. The following number of options would have immediately vested upon change of control:

Name	Grant Date	Number of Options	Exercise Price	Closing Market Price	Intrinsic Value	Total Intrinsic Value
Thomas C. Hansen	9/24/09	350,000	$2.39	$1.85	$(0.54)	$-
Craig D. Storey	8/25/10	75,000	$2.36	$1.85	$(0.51)	$-
John W. O'Neil	8/31/07	15,000	$9.23	$1.85	$(7.38)	$-
John W. O'Neil	8/29/08	35,000	$5.07	$1.85	$(3.22)	$-

(4) Estimated current cost of the health insurance premiums to maintain coverage for the Named Executive Officer and their dependents for 18 months. For Mr. Hansen the estimated cost of the health insurance premiums is net of all premium costs (if any) executive would have paid had executive's employment continued. Mr. Storey does not participate in the Company’s health insurance plan.

(5) Estimated costs to pay, or reimburse, Mr. O'Neil for the lease on his personal residence in Belgium ($8,807) and reimbursement of airfare and reasonable relocation expenses back to the United States ($15,000).

The following tables illustrate the benefits that would be received by the Named Executive Officers assuming a hypothetical death or disability occurring on the last business day of the fiscal year ended December 31, 2011.

Death

Name	Salary Continuation(1)	Accrued Vacation	Restricted Stock Units(2)	Other(3)	Total
Thomas C. Hansen	$-	$37,005	$30,270	$-	$67,275
Craig D. Storey	$-	$3,846	$11,968	$-	$15,814
John W. O'Neil	$30,288	$-	$10,560	$23,807	$64,655

Disability

Name	Salary Continuation(1)	Accrued Vacation	Restricted Stock Units(2)	Other(3)	Total
Thomas C. Hansen	$-	$37,005	$30,270	$-	$67,275
Craig D. Storey	$-	$3,846	$11,968	$-	$15,814
John W. O'Neil	$-	$-	$10,560	$23,807	$34,367

(1) Salary continuation benefits include an amount equal to nine weeks of executive's base salary, payable in installments in accordance with the normal payroll policies of the Company. Only Mr. O’Neil is eligible for salary continuation. There is no salary continuation in the case of disability. Effective March 16, 2012, if Mr. Storey is terminated due to disability he would receive salary continuation benefits in an amount equal to his annual base salary.

(2) Messrs. Hansen, Storey and O’Neil were awarded restricted stock units on February 17, 2011 (with a grant date of March 15, 2011). The awards are subject to performance criteria based on EPS of the Company during the period January 1, 2011 and ending December 31, 2013 (the “Performance Period”). EPS will be determined by dividing the Company’s consolidated net income or loss by the number of basic common shares of the Company for each of the twelve-month periods beginning January 1 and ending December 31 for 2011, 2012 and 2013 (each, a “Performance Year”). Each underlying award agreement provides that if the participant experiences a termination of Continuous Service due to death or Disability (as defined in the 2006 Plan) during the Performance Period, then the forfeiture restrictions with respect to that participant’s restricted stock units shall lapse on (i) the date of termination with respect to each prior full Performance Year in which such participant remained in Continuous Service, and (ii) December 31 of the Performance Year in which the participant died or became Disabled on or after July 1 of such Performance Year, provided the EPS performance level achieved for such Performance Year is at least the threshold value. The number of restricted stock units that will be earned by a participant that experiences a termination of Continuous Service on account of death or Disability on or after July 1 of a Performance Year is determined by multiplying the applicable performance level achieved for such year by a fraction, the numerator of which is the number of days in the Performance Year that the participant was employed (including the date of termination), and the denominator of which is 365. Threshold EPS performance level was achieved for the twelve-month period beginning January 1, 2011 and ending December 31, 2011. Therefore, assuming a hypothetical termination due to death or disability occurring on the last business day of the fiscal year ended December 31, 2011 restricted stock units would be earned, and vested: 16,362 (for Mr. Hansen), 6,469 (for Mr. Storey) and 5,708 (for Mr. O’Neil). The amount in the table above was calculated based upon the number of restricted stock units that would vest valued based on the closing market price of Heelys' common stock on December 30, 2011 of $1.85.

(3) Estimated costs to pay, or reimburse, Mr. O'Neil for the lease on his personal residence in Belgium ($8,807) and reimbursement of airfare and reasonable relocation expenses back to the United States ($15,000).

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company's audited financial statements presented in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which include the consolidated balance sheets of the Company as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and comprehensive income(loss) and cash flows for each of the two years in the period ended December 31, 2011, and the notes thereto.

The Audit Committee of the Board of Directors is composed of Richard F. Strup, Jerry R. Edwards and N. Roderick McGeachy, III, all of whom have been determined by the Board to be independent as required by the listing rules of the Nasdaq Stock Market.

The Audit Committee acts under a written charter approved by the Board. A complete copy of the Audit Committee's charter is posted on the Investor Relations page at the Company's website at www.heelys.com under the heading "Governance" and the sub-heading "Committees & Charters." As stated in its charter, the Audit Committee assists the Board in monitoring the integrity of the Company's financial statements and independent registered public accounting firm's qualifications and independence. In carrying out these responsibilities, the Audit Committee met with the Company's management periodically to consider the adequacy of the objectivity of its financial reporting. The Audit Committee discussed these matters with Grant Thornton LLP, the Company's independent registered public accounting firm, and with the appropriate financial personnel.

The Audit Committee reviewed with management and the independent registered public accounting firm the Company's 2011 audited financial statements and met with both management and the independent registered public accounting firm to discuss and review those financial statements and reports prior to issuance. Management has the primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls over the financial reporting. Management has represented and Grant Thornton LLP has indicated in its opinion to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the financial condition and results of operations of the Company.

The Audit Committee also received from, and discussed with, the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. As part of its efforts to ensure the independence of Heelys' independent registered public accounting firm, the Audit Committee maintains a policy requiring the pre-approval by the Audit Committee of all services to be provided by the independent registered public accounting firm, and reviews all services actually performed by the independent registered public accounting firm in connection with its discussions regarding the independent registered public accounting firm's continued independence. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards Nos. 114 (The Auditor's Communication with those Charged with Governance), 115 (Communicating Internal Control Related Matters Identified in an Audit) and 116 (Interim Financial Information).

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE
Richard F. Strup , Chairman
Jerry R. Edwards
N. Roderick McGeachy, III

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission; nor will such information be incorporated by reference into any of those prior filings, nor will such report be incorporated by reference into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

●	employment agreements with certain executive officers, which are discussed above under the caption "Executive Compensation;"

●
compensation paid/to be paid to Jerry R. Edwards, N. Roderick McGeachy, III , Ralph T. Parks and Richard F. Strup for their service as a director, which is discussed above under the caption "Director Compensation;" and

●	the transaction described below.

Agreement with Capital Southwest Venture Corporation

CSVC, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock.

In September 2006, we entered into an agreement with CSVC and certain of our other stockholders pursuant to which CSVC has the contractual right to designate (i) two persons to be included in management's slate of director nominees so long as it owns at least 15% of the outstanding shares of our common stock, and (ii) one such nominee so long as it owns at least 10%, but less than 15%, of the outstanding shares of our common stock. CSVC has designated Gary L. Martin and Glenn M. Neblett, both of whom are currently directors, as its designees for nomination to our Board.

Mr. Martin is President, Chief Executive Officer and the Chairman of the board of directors of Capital Southwest Corporation. Mr. Neblett is a Vice President at Capital Southwest Corporation.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Grant Thornton has been the Company's independent registered public accounting firm since June 30, 2009. The Audit Committee has selected Grant Thornton as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2012. We expect representatives from Grant Thornton will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Aggregate fees for professional services rendered by Grant Thornton for the years ended December 31, 2011 and 2010 were as follows:

	2011	2010

Audit Fees	$299,355	$289,825
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$299,355	$289,825

Audit Fees

Audit Fees were fees (and expenses) billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by the Company's independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Audit Fees for the year ended December 31, 2010 include $2,950 in fees billed for professional services rendered in connection with the Registration Statement on Form S-8 filed in May 2010 and $4,770 in fees (and expenses) billed for professional services rendered in connection with the Registration Statement on Form-3 filed in September 2010.

Audit-Related Fees

We did not engage Grant Thornton for any audit-related services in 2011 or 2010.

Tax Fees

We did not engage Grant Thornton for any professional services rendered in connection with tax compliance, tax advice or tax consulting in 2011 or 2010.

All Other Fees

We did not engage Grant Thornton for any other services in 2011 or 2010.

Under the Audit Committee's charter, the Audit Committee must pre-approve all audits and, as required by law or regulation, any non-audit services provided by the Company's independent registered public accounting firm and must not engage the Company's independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee, acting as a subcommittee or otherwise. The decisions of any member or members to whom pre-approval authority is delegated must be presented to the Audit Committee at its next scheduled meeting. All services were pre-approved by the Audit Committee.

OTHER BUSINESS

The Board does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business scheduled to come before the meeting. If any other matters are brought before the meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of Heelys and its stockholders. The proxies solicited by Heelys will confer discretionary authority on the persons named therein as proxies to vote on any matter presented at the meeting of which the Board did not have knowledge a reasonable time before Heelys printed and mailed these proxy materials.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

If you intend to submit a stockholder proposal and request its inclusion in the 2013 proxy statement and form of proxy, such submission must be in writing and received by us no later than December 15, 2012 but no earlier than November 15, 2012. Any such proposal must comply with our By-Laws and the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Section 13 of Article 2 of our By-Laws provides that stockholders seeking to bring business before an annual meeting of stockholders, or a special meeting in lieu of an annual meeting, or to nominate candidates for election as directors at an annual meeting of stockholders or a special meeting to elect directors, must provide us with timely written notice of their proposal. To nominate any candidate for election as a director at any annual meeting of stockholders to elect any directors, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 nor more than 150 days before the date in the current year that corresponds to the date that we released our proxy statement to stockholders for the previous year's annual meeting. If, however, no meeting was held in the prior year, no proxy statement was released to stockholders for the prior year's meeting or the date of the annual meeting has been changed by more than 30 days from the date contemplated in the notice of annual meeting, notice by the stockholder in order to be timely must be received no later than the close of business on the 90th day before the date of the annual meeting or on the tenth day following the day on which the date of the annual meeting is first publicly announced or disclosed (including by sending or transmitting notice of the meeting), whichever is earlier. To be timely to nominate any candidate for election as a director at any special meeting of stockholders to elect any directors, a stockholder's notice must be delivered to and received at our principal executive offices no later than the tenth day following the day on which the date of the special meeting and the number of directors to be elected at that meeting is first publicly announced or disclosed.

Our By-Laws also specify requirements as to the form and content of a stockholder's notice. Subject to the foregoing, our By-Laws specifically acknowledge CSVC's right to nominate directors in accordance with the agreement between CSVC and us.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our 2011 Annual Report to Stockholders, including financial statements for the year ended December 31, 2011, accompanies this Proxy Statement. Stockholders who wish to obtain an additional copy of our Annual Report and/or a copy of the Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2011, may do so without charge by viewing these documents on our website at http://investors.heelys.com or by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Ste 100, Carrollton, Texas 75006.

By Order of the Board of Directors:

/s/ Barbara A. Nagy
Barbara A. Nagy
Corporate Secretary

April 13, 2012

ANNUAL MEETING OF STOCKHOLDERS OF

HEELYS, INC.

June 7, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at - http://investors.heelys.com

Please sign, date and mail
 your proxy card in the
envelope provided
as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830000000000000000  4                                                                                                   060712

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THRONTON LLP AS THE COMPANY'S INDEPENDENT RESGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012 SET FORTH IN PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2012:	☐	☐	☐
NOMINEES
☐	FOR ALL NOMINEES	O Jerry R. Edwards		3. In their discretion, the Named Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
O Patrick F. Hamner
☐	WITHHOLD AUTHORITY	O Thomas C. Hansen
	FOR ALL NOMINEES	O Gary L. Martin
O N. Roderick McGeachy III
☐	FOR ALL EXCEPT (See instructions below)	O Glenn M. Neblett O Ralph T. Parks O Richard F. Strup		THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND PROPOSAL 2.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HEELYS, INC.

Thursday, June 7, 2012
10:00 a.m. Central Daylight Saving Time
Crowne Plaza Hotel
14315 Midway Road, Addison, Texas 75001

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEELYS, INC. (THE "COMPANY") FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2012 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Gary L. Martin and Thomas C. Hansen as proxies (the "Named Proxies"), each with the power to act alone and to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the other side of this proxy card, all shares of common stock of Heelys, Inc. held of record by the undersigned on April 12, 2012, at the Annual Meeting of Stockholders to be held on June 7, 2012, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as designated on the other side. If no choice is specified, this proxy will be voted "FOR" each of the nominees for the Board of Directors listed in Proposal 1 on the other side and "FOR" the ratification of the appointment of Grant Thornton LLP to serve as Heelys' independent registered public accounting firm for the fiscal year ended December 31, 2012. Also, by signing this proxy, you revoke all prior proxies and authorize the above Named Proxies to vote in their discretion upon such other business as may properly come before the meeting. The Company anticipates that no other business will be conducted at the meeting. The undersigned hereby acknowledges receipt of the proxy statement and notice for the Annual Meeting of Stockholders to be held June 7, 2012.

(Continued and to be signed on the reverse side)